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                         SODEXHO MARRIOTT SERVICES, INC.

               401(k) EMPLOYEES' RETIREMENT SAVINGS PLAN AND TRUST

                            EFFECTIVE MARCH 27, 1998



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                                                      TABLE OF CONTENTS


ARTICLE

        I.     DEFINITIONS........................................................................................2

       II.     ELIGIBILITY.......................................................................................15

               2.1         Conditions of Eligibility.............................................................15
               2.2         Effective Date of Participation.......................................................15
               2.3         Determination of Eligibility..........................................................15
               2.4         Termination of Eligibility............................................................15
               2.5         Eligibility Rules Regarding Terminated Participants...................................15
               2.6         Readmission of Former Participant.....................................................16
               2.7         Omission of Eligible Employee.........................................................16
               2.8         Inclusion of Ineligible Employee......................................................16
               2.9         Classes of Employees..................................................................16
               2.10        Military Service......................................................................17

      III.     CONTRIBUTIONS AND ALLOCATIONS.....................................................................17

               3.1         Employer Discretionary Contribution...................................................17
               3.2         Employer Matching Contribution........................................................18
               3.3         Salary Reduction Contributions........................................................19
               3.4         After-Tax Savings.....................................................................22
               3.5         Time of Payment of Contributions......................................................22
               3.6         Allocation of Contributions, Earnings and Forfeitures.................................22
               3.7         Overall Limitation of Benefits........................................................24
               3.8         Adjustment for Excessive Contributions................................................26
               3.9         Additional Coordinating Limits on Contributions to Multiple Plans.....................26
               3.10        Transfers from Qualified Plans........................................................27
               3.11        Participant Directed Investment Account...............................................28
               3.12        Recharacterization of Excess 401(k) Contributions.....................................31
               3.13        Distribution of Excess 401(k) Contributions...........................................32
               3.14        Distributions of Aggregate 401(m) Contributions.......................................32
               3.15        Qualified Nonelective Contributions...................................................33

       IV.     VALUATIONS........................................................................................34

               4.1         Valuation of the Trust Fund/Directed Investment Accounts..............................34
               4.2         Method of Valuation...................................................................34
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
        V.     DETERMINATION AND DISTRIBUTION OF BENEFITS........................................................35

               5.1         Determination of Benefits Upon Retirement.............................................35
               5.2         Determination of Benefits Upon Death..................................................35
               5.3         Determination of Benefits Upon Disability.............................................36
               5.4         Determination of Benefits Upon Termination............................................36
               5.5         Distribution of Benefits Generally....................................................39
               5.6         Distribution of Benefits Upon Death...................................................45
               5.7         Time of Segregation or Distribution...................................................46
               5.8         Distribution to Minor Beneficiary.....................................................47
               5.9         Location of Participant or Beneficiary Unknown........................................47
               5.10        Pre-Retirement Distribution...........................................................47
               5.11        Advance Against Distribution for Financial Need.......................................48
               5.12        Distribution Pursuant to Qualified Domestic Relations Order ..........................49
               5.13        Direct Rollover Distribution..........................................................49

       VI.     MULTIPLE-EMPLOYER PROVISIONS......................................................................50

               6.1         Adoption by Other Companies...........................................................50
               6.2         Participation.........................................................................50
               6.3         Administration........................................................................50
               6.4         Transfer 51
               6.5         Termination...........................................................................51

      VII.     TOP HEAVY RULES AND ADMINISTRATION................................................................52

               7.1         Top Heavy Plan Requirements...........................................................52
               7.2         Determination of Top Heavy Status.....................................................52
               7.3         Special Top Heavy Definitions.........................................................54
               7.4         Powers and Responsibilities of the Employer...........................................55
               7.5         Assignment and Designation of Administrative Authority................................56
               7.6         Allocation and Delegation of Responsibilities.........................................56
               7.7         Powers, Duties and Responsibilities...................................................56
               7.8         Records and Reports...................................................................57
               7.9         Appointment of Advisers...............................................................58
               7.10        Information from Employer.............................................................58
               7.11        Payment of Expenses...................................................................58
               7.12        Majority Actions......................................................................58
               7.13        Claims Procedure......................................................................58
               7.14        Claims Review Procedure...............................................................59

     VIII.     TRUSTEE...........................................................................................59

               8.1         Responsibilities of the Trustee.......................................................59
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
               8.2         Investment Powers and Duties of the Trustee...........................................60
               8.3         Other Powers of the Trustee...........................................................60
               8.4         Loans to Participants.................................................................63
               8.5         Duties of the Trustee Regarding Payments..............................................65
               8.6         Trustee Compensation and Expenses and Taxes...........................................65
               8.7         Annual Report of the Trustee..........................................................65
               8.8         Audit.................................................................................66
               8.9         Resignation, Removal and Succession of Trustee........................................67
               8.10        Separate  Trust  Agreement............................................................68

       IX.     AMENDMENT, TERMINATION AND MERGER.................................................................68

               9.1         Amendment.............................................................................68
               9.2         Termination...........................................................................69
               9.3         Merger or Consolidation...............................................................69

        X.     MISCELLANEOUS.....................................................................................69

               10.1        Participant's Rights..................................................................69
               10.2        Alienation............................................................................70
               10.3        Construction of Agreement.............................................................70
               10.4        Gender and Number.....................................................................71
               10.5        Legal Action..........................................................................71
               10.6        Prohibition Against Diversion of Funds................................................71
               10.7        Bonding...............................................................................71
               10.8        Employer's and Trustee's Protective Clause............................................72
               10.9        Receipt and Release for Payments......................................................72
               10.10       Action by the Employer................................................................72
               10.11       Named Fiduciaries and Allocation of Responsibility....................................72
               10.12       Headings..............................................................................72
               10.13       Approval by Internal Revenue Service..................................................73
               10.14       Uniformity............................................................................73
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                       THE SODEXHO MARRIOTT SERVICES, INC.
               401(K) EMPLOYEES' RETIREMENT SAVINGS PLAN AND TRUST


     THIS AGREEMENT is made and entered into this 27th day of March, 1998, by SODEXHO MARRIOTT SERVICES, INC. (herein referred to as the "Employer").


                                                W I T N E S S E T H:


          WHEREAS, MARRIOTT INTERNATIONAL, INC. established the MARRIOTT INTERNATIONAL, INC. EMPLOYEES' PROFIT SHARING, RETIREMENT AND SAVINGS PLAN AND TRUST (the "Marriott Plan") to enable the employees of MARRIOTT INTERNATIONAL, INC. and its subsidiaries to share in the profits and cash flow from MARRIOTT INTERNATIONAL, INC. business operations, to encourage savings by the employees and to help them prepare for retirement, old age and death; and

         WHEREAS, MARRIOTT INTERNATIONAL, INC. intends to pay a special dividend, the "Distribution" to its shareholders of all of the stock of SPINCO, a newly-formed subsidiary to the shareholders of MARRIOTT INTERNATIONAL, INC., following approval of the distribution by the shareholders at the 1998 Annual Meeting of Shareholders of MARRIOTT INTERNATIONAL, INC.; and

         WHEREAS, immediately following the Distribution, INTERNATIONAL CATERING CORPORATION will merge with a subsidiary of MARRIOTT INTERNATIONAL, INC., and MARRIOTT INTERNATIONAL, INC., will be renamed "SODEXHO MARRIOTT SERVICES, INC."; and

          WHEREAS, immediately following the Distribution, SPINCO will be renamed "MARRIOTT INTERNATIONAL, INC."; and

          WHEREAS, upon the consummation of the Distribution, the employees of MARRIOTT INTERNATIONAL, INC. shall become employees of SODEXHO MARRIOTT SERVICES, INC. or MARRIOTT INTERNATIONAL, INC. (as SPINCO shall be renamed as of the Distribution); and

         WHEREAS, the MARRIOTT INTERNATIONAL, INC. Board of Directors, at its meeting on February 5, 1998, approved the spin-off of a portion of the Marriott Plan containing the benefits attributable to employees of SODEXHO MARRIOTT SERVICES, INC. and the assumption of sponsorship of the spun-off plan by SODEXHO MARRIOTT SERVICES, INC.; and

          WHEREAS, SODEXHO MARRIOTT SERVICES, INC. desires to assume sponsorship of a new plan and to continue to provide benefits under the new plan on behalf of its employees and those of its subsidiaries after the Distribution; and

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         WHEREAS, in accordance with the Distribution, the Marriott Plan desires to transfer the assets and liabilities representing the account balances (both vested and unvested) of any participant in the Marriott Plan who, upon the Distribution becomes an employee of SODEXHO MARRIOTT SERVICES, INC. and to transfer such liabilities and assets to THE SODEXHO MARRIOTT SERVICES, INC. 401(k) EMPLOYEES' RETIREMENT SAVINGS PLAN AND TRUST.

         NOW, THEREFORE, effective as of March 27, 1998, the Employer hereby establishes this tax-deferred savings plan and trust (which plan and trust are hereinafter called the "Plan") for the exclusive benefit of the Participants and their Beneficiaries on the following terms:

                                    ARTICLE I
                                   DEFINITIONS

         1.1 "Act" means the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

         1.2 "Actual Deferral Percentage" means the ratio (calculated separately for each Participant) of (1) the amount of Employer contributions actually paid to the Trust on behalf of such Participant for the Plan Year to (2) the Participant's total compensation (as defined in Code Section 414(s)) for such Plan Year (whether or not the Employee was a Participant for the entire Plan
Year), including any salary deferral amounts under Section 401(k) or 125 of the Code. "Employer contributions" on behalf of any Participant shall include: (1) any Elective Deferrals made pursuant to the Participant's Salary Reduction Agreement, including Excess Elective Deferrals of Highly Compensated Employees, but excluding Elective Deferrals that are taken into account in the average contribution percentage test (provided the average deferral percentage test is satisfied both with and without exclusion of these Elective Deferrals); and (2) at the election of the Employer, Qualified Nonelective Contributions and Qualified Matching Contributions. For purposes of computing Actual Deferral Percentages, an Employee who would be a Participant but for the failure to make Elective Deferrals shall be treated as a Participant on whose behalf no Elective Deferrals are made.

         1.3 "Additional After-Tax Savings" means After-Tax Savings in excess of six percent (6%) of a Participant's Compensation in a Fiscal Year (five percent (5%) with respect to After-Tax Savings made prior to December 28, 1979).

         1.4 "Administrator" means the person or persons designated by the Employer to administer the Plan on behalf of the Employer.

         1.5 "Affiliated Employer" means the Employer and any corporation which is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) which includes the Employer; any trade or business (whether or not incorporated) which is under common control (as defined in Section 414(c) of the
Code) with the Employer; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Section 414(m) of the Code) which includes the Employer; and any other entity required to be aggregated with the Employer pursuant to regulations under Section 414(o) of the Code.

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         1.6 "After-Tax Savings" means the After-Tax Savings deposited into the
Trust Fund pursuant to Section 3.4.

         1.7 "Aggregate Account" means, with respect to each Participant, the value of all accounts maintained on behalf of a Participant, whether attributable to Employer or Employee contributions, subject to the provisions of
Section 3.11.

         1.8 "Agreement" or "Plan" means this instrument including all amendments thereto.

         1.9 "Anniversary Date" means the last day of the Plan Year.

         1.10 "Average Actual Deferral Percentage" or "ADP" means, for a specified group of Participants for a Plan Year, the average (expressed as a percentage) of the Actual Deferral Percentages in such group.

         1.11 "Average Contribution Percentage" or "ACP" means, for a specified group of Participants for a Plan Year, the average (expressed as a percentage) of the Contribution Percentages in such group.

         1.12 "Basic After-Tax Savings" means After-Tax Savings up to six percent (6%) of a Participant's Compensation in a Fiscal Year (five percent (5%) with respect to After-Tax Savings made prior to December 28, 1979).

         1.13 "Basic Contribution Account" means the portion of a Participant's Aggregate Account which is derived from amounts contributed by the Employer pursuant to Section 3.1.

         1.14 "Beneficiary" or "Beneficiaries" means the person or persons to whom a deceased Participant's account is payable. For purposes of determining whether the Plan is a Top Heavy Plan, a Beneficiary of a deceased Participant shall be considered a Key Employee or a Non-Key Employee, as the case may be.

         1.15 "Code" means the Internal Revenue Code of 1986, as amended and the underlying regulations.

         1.16 "Compensation" means earned income, wages, salary, overtime, cash bonus, commissions, annual leave, sick leave, holiday pay paid by the Employer to the Employee, and tips reported by the Employee to the Employer and the Internal Revenue Service. Compensation shall include only that compensation which is actually paid by the Employer to a Participant within the Plan Year. Compensation also includes salary deferral amounts under Code Sections 401(k) and 125.

         Compensation shall exclude the following:

                  (1) distributions from a plan of deferred compensation whether or not includable in the gross income of the Employee when distributed;

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                  (2) amounts realized from the exercise of a non-qualified
stock option, or when restricted stock (or property) held by an Employee becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

                  (3) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

                  (4) other amounts which receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includable in the gross income of the Employee).

         The annual Compensation of each Employee taken into account under the Plan shall not exceed the OBRA '93 annual compensation limit of $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Code. The cost of living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12. Any reference in this Plan to the limitation under Section 401(a)(17) of the Code shall mean the OBRA '93 annual compensation limit set forth in this provision.

         1.17 "Contribution Percentage" means the ratio (expressed as a percentage) of a Participant's Contribution Percentage Amounts for the Plan Year to the Participant's total compensation (as defined in Code Section 414(s)), including any salary deferral amounts under Sections 401(k) or 125 of the Code, for the Plan Year in which the Plan is being tested for compliance with the nondiscrimination tests (whether or not the Employee was a Participant for the entire Plan Year).

         1.18 "Contribution Percentage Amounts" means the sum of the After-Tax Savings, Matching Contributions, Qualified Nonelective Contributions, and Qualified Matching Contributions (to the extent not taken into account for purposes of the ADP test) made on behalf of the Participant for the Plan Year. Such Contribution Percentage Amounts shall include forfeitures of Excess Aggregate 401(m) Contributions or Matching Contributions allocated to the Participant's account which shall be taken into account in the year in which such forfeiture is allocated. The Employer also may elect to use Elective Deferrals in the Contribution Percentage Amounts so long as the ADP test is met before the Elective Deferrals are used in the ACP test and continues to be met following the exclusion of those Elective Deferrals that are used to meet the ACP test.

         1.19 "Defined Contribution Dollar Limitation" means Thirty Thousand Dollars ($30,000) or, if greater, one-fourth (1/4) of the defined benefit dollar limitation set forth in Section 415(b)(1) of the Code as in effect for the limitation year.

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         1.20 "Distribution" means the special dividend distribution to the shareholders of Marriott of all of the stock of SPINCO.

         1.21 "Distribution Date" means the date on which Marriott makes the Distribution.

         1.22 "Effective Date" means March 27, 1998 or, if later, the date Marriott makes a special dividend distribution to the shareholders of Marriott of all of the stock of SPINCO.

         1.23 "Elective Deferrals" means contributions made to the Plan during the Plan Year by the Employer, pursuant to a Salary Reduction Agreement. No amount that has become currently available to an Employee or that is designated or treated, at the time of deferral or contribution, as an after-tax contribution may be treated as an Elective Deferral. With respect to any taxable year, a Participant's Elective Deferral is the sum of all employer contributions made on behalf of such Participant pursuant to an election to defer under any qualified CODA as described in Code Section 401(k), any simplified employee pension cash or deferred arrangement as described in Code Section 402(h), any eligible deferred compensation plan under Code Section 457, and any employer contributions made on behalf of a Participant for the purchase of an annuity contract under Code Section 403(b) pursuant to a salary reduction agreement. Elective Deferrals will be maintained in the Elective Contribution Account.

         1.24 "Eligible Employee" means any Employee who has satisfied the provisions of Section 2.1, except Employees whose employment is governed by the terms of a collective bargaining agreement between Employee representatives and the Employer under which retirement benefits were the subject of good faith bargaining.

         1.25 "Employee" means any person who is employed by the Employer maintaining the Plan, but excludes any person who serves only as a director, and any person who is retained as an independent contractor. Notwithstanding the foregoing, the Employer shall have the authority by adopting written resolutions to include as Employees any U.S. citizens employed by an Affiliated Employer which has not joined the Plan and which is either (a) a "foreign affiliate" (as defined in Section 3121(1)(8) of the Code), provided that the provisions of
Section 406 of the Code are complied with as to such U.S. citizens and such Affiliated Employer, or (b) a "domestic subsidiary" (as defined in Section 407(a)(2)(A) of the Code), provided that the provisions of Section 407 of the Code are complied with as to such U.S. citizens and such Affiliated Employer.

         Employees are classified as follows:

         CLASS A consists of all Employees not included in Class B whose base compensation is stated in terms of hourly rates of pay including those who receive gratuities collected and distributed by the Employer.

         CLASS B consists of all management and professional Employees whose base compensation at the time determination is stated in terms of a weekly or annual salary, or whose base compensation is stated in terms of hourly rates but who receive management benefits, regardless of whether such

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Employees are exempt from overtime pay requirements of the Fair Labor Standards
Act, as amended from time to time.

         Unless specifically referring to a particular class, any and all provisions of this Plan shall apply to all Employees regardless of classification.

         "Leased employees" within the meaning of Section 414(n)(2) of the Code shall not be treated as Employees of the Employer for purposes of benefit accrual. Notwithstanding any other provisions of the Plan, for purposes of determining the number or identity of Highly Compensated Employees or for purposes of the requirements of Section 414(n)(3) of the Code, the Employees of the Employer shall include leased employees within the meaning of Section 414(n)(2) of the Code.

         A leased employee shall not be considered an Employee of the Employer for purposes other than benefit accrual if: (1) such Employee is covered by a money purchase pension plan providing: (a) a non-integrated employer contribution rate of at least ten percent (10%) of compensation, as defined in
Section 415(c)(3) of the Code, but including amounts contributed pursuant to a salary reduction agreement which are excludable from the Employee's gross income under Section 125, Section 401(k), Section 402(h) or Section 403(b) of the Code,
(b) immediate participation, and full and immediate vesting; and (2) leased employees do not constitute more than twenty percent (20%) of the Employer's nonhighly compensated workforce.

         1.26 "Employer" means Sodexho Marriott Services, Inc., a corporation, with its principal office in the State of Maryland, which assumes the obligations of the Plan with respect to its employees, and any Affiliated Employer which adopts this Plan. If more than one corporation shall become an Employer hereunder, then, unless the context otherwise requires, whenever any act of the Employer is required or permitted hereunder, such act shall be deemed to have been taken or performed if taken or performed by the Employer first named above.

         1.27 "Excess Aggregate 401(m) Contributions" means with respect to any Plan Year, the excess of: (1) the aggregate Contribution Percentage Amounts taken into account in computing the Contribution Percentage on behalf of Highly Compensated Employees for such Plan Year, over (2) the maximum Contribution Percentage Amounts permitted by the average contribution percentage test (determined by reducing contributions made on behalf of Highly Compensated Employees, beginning with the Highly Compensated Employees with the largest dollar amount of Contribution Percentage Amounts as described under Code Section 401(m)(6)(C)). Such determination shall be made after the determination of Excess Elective Deferrals pursuant to Section 3.3 and then the determination of Excess 401(k) Contributions pursuant to Section 3.12.

         1.28 "Excess 401(k) Contributions" means, with respect to any Plan Year, the excess of: (1) the aggregate amount of contributions actually taken into account in computing the numerator of the Average Actual Deferral Percentage of Highly Compensated Employees for such Plan Year, over (2) the maximum amount of such contributions permitted by the average deferral percentage tests under Section 401(k) of the Code (determined by reducing contributions made on behalf of

Highly Compensated Employees, beginning with the greatest of such amounts as described under Code Section 401(k) (8)(C)).

         1.29 "Excess Elective Deferrals" means those Elective Deferrals that are includable in a Participant's gross income under Section 402(g) of the Code to the extent such Participant's Elective Deferrals for a taxable year exceed the dollar limitation under such Code Section. Excess Elective Deferrals shall be treated as annual additions under this Plan.

         1.30 "Fiscal Year" means the Employer's accounting year commencing on September 1st of each year and ending on the Friday closest to August 31st. The Employer's fiscal year is an annual period which varies from fifty-two (52) to fifty-three (53) weeks. The Employer's initial Fiscal Year shall commence March 28, 1998.

         1.31 "Forfeiture" means that portion of a Participant's Aggregate Account that is not Vested and is forfeited in accordance with Section 5.4, subsection B.

         1.32 "Former Participant" means any Employee who has been a Participant, but who has ceased to be a Participant for any reason.

         1.33 "Highly Compensated Employee" means any Employee who performs services for the Employer and who

                  (1) was a five percent (5%) owner during the determination year or the look-back year or

                  (2) for the look-back year, received Compensation from the Employer in excess of Eighty Thousand Dollars ($80,000)(as adjusted pursuant to Section 415(d) of the Code) and, if elected by the Employer, was in the group consisting of the top twenty percent (20%) of the highest paid Employees of the Employer.

         The "determination year" shall be the Plan Year. The "look-back year" shall be the 12-month period immediately preceding the determination year.

         The term "Highly Compensated Employee" includes highly compensated Employees and Highly Compensated Former Employees. A "Highly Compensated Former Employee" includes any Employee who separated from service (or was deemed to have separated) prior to the determination year, performs no service for the Employer during the determination year, and was a Highly Compensated Employee for either the separation year or any determination year ending on or after the Employee's fifty-fifth (55th) birthday.

         The determination of who is a Highly Compensated Employee will be made in accordance with Section 414(q) of the Code.

         1.34     "Hour of Service" means:

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                  (1) each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer. Hours will be credited to the Employee for the computation period in which the duties are performed.

                  (2) each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. No more than five hundred and one (501) Hours of Service will be credited under (2) for any single continuous period (whether or not such period occurs in a single computation period). Hours under (2) will be calculated and credited pursuant to
Section 2530.200b-2 of the Department of Labor Regulations, which is incorporated herein by this reference, except that (i) any Employee without an actual regular work schedule shall be deemed to have a regular work schedule of forty (40) hours per week and eight (8) hours per work day; and (ii) any Employee whose Compensation is not determined on the basis of certain amounts for each hour worked and whose hours are not required to be counted and recorded by any federal law, shall be deemed to have a regular work schedule of forty-five (45) hours per week and nine (9) hours per day.

                  (3) each hour for which back pay is awarded or agreed to by the Employer, irrespective of mitigation of damages.

         The same Hours of Service will not be credited both under (1) or (2), as the case may be, and under (3). Hours under (3) will be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.

         Notwithstanding (2) above: (a) an hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed is not required to be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable worker's compensation, or unemployment compensation or disability insurance laws; and (b) Hours of Service are not required to be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee.

         For purposes of determining whether a One-Year Break in Service, as defined in Section 1.44, for participation purposes has occurred in a computation period, an individual who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such individual but for such absence, or in any case in which such hours cannot be determined, eight (8) Hours of Service per day of such absence. An absence from work for maternity or paternity reasons means an absence: (1) by reason of the Employee's pregnancy, (2) by reason of the birth of the Employee's child, (3) by reason of the placement of a child with the Employee in connection with the Employee's adoption of such child, or
(4) for purposes of caring for such child for a period beginning immediately following such birth or placement. The Hours of Service credited under this paragraph shall be credited
(1) in the computation period in which the absence begins if the credit is necessary to prevent a One-Year Break in Service in that period, or (2) in all other cases, in the following computation period. No more than 501 Hours of Service may be credited under this paragraph by reason of any one pregnancy or placement. No credit for Hours of Service will be given pursuant to this paragraph unless the Employee furnishes such timely information as the Administrator may require, under reasonable and uniform rules, to establish (i) that the absence from work is for the reason described in this paragraph, and
(ii) the number of days for which there was such an absence.

         Solely for purposes of determining whether a One-Year Break in Service for eligibility purposes has occurred in a computation period, Hour of Service shall include each hour credited during the period in which an Employee is on an "Authorized Leave of Absence" (as defined below). The number of hours to be so credited shall be at a rate per week equal to such Employee's regularly scheduled working hours per week immediately prior to such "Authorized Leave of Absence" (or, in the case of an Employee without an actual regular work schedule, then at the rate of forty (40) hours per week).

         An "Authorized Leave of Absence" means any absence authorized by the Employer under the Employer's standard personnel practices provided that the Employee or Participant returns within the period of the authorized absence. An absence due to service in the Armed Forces of the United States shall be considered an Authorized Leave of Absence provided that the absence is caused by war or other emergency, or provided that the Employee or Participant is required to serve under the laws of conscription in time of peace, and further provided that the Employee or Participant returns to employment with the Employer within the period provided by law. Except for service in the Armed Forces of the United States in accordance with the preceding sentence, an Authorized Leave of Absence may not extend beyond two (2) years.

         A payment shall be deemed to be made by or due from the Employer regardless of whether such payment is made by or due from the Employer directly, or indirectly through, among others, a trust fund or insurer to which the Employer contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate.

         Hours of Service shall be counted for the purpose of determining a One-Year Break in Service. The provisions of Department of Labor Regulations
Section 2530.200b-2(b) and (c) are incorporated herein by reference.

         1.35 "Investment Manager" means any person, firm or corporation who is a registered investment adviser under the Investment Advisers Act of 1940, a bank or an insurance company, and (1) who has the power to manage, acquire, or dispose of Plan assets, and (2) who acknowledges in writing his fiduciary responsibility to the Plan.

         1.36 "Key Employee" means any Employee or former Employee (and the beneficiaries of such Employee) who at any time during the determination period was:

                  (1) an officer of the Employer whose annual compensation exceeded fifty percent (50%) of the dollar limit under Code Section 415(b)(1)(A) as amended;

                  (2) one of the ten employees owning (by attribution or otherwise) both a more than one-half percent (1/2%) ownership interest and the largest percentage ownership interest in the Employer, if such individual's annual compensation exceeded Thirty Thousand Dollars ($30,000) (or other dollar limit under Code Section 415(c)(1)(A) as amended);

                  (3) a 5-percent owner of the Employer (by attribution within the meaning of Code Section 318 or otherwise); or

                  (4) a 1-percent owner of the Employer (by attribution within the meaning of Code Section 318 or otherwise) whose annual compensation exceeded One Hundred Fifty Thousand Dollars ($150,000).

         Annual compensation means compensation as defined in Section 415(c)(3) of the Code, but including amounts contributed by the Employer pursuant to a salary reduction agreement which are excludable from the Employee's gross income under Section 125, 401(k), 402(h) or 403(b) of the Code. The determination period is the Plan Year containing the Determination Date and the four (4) preceding Plan Years. If a former Employee has performed no services for the Employer during the determination period, he shall not be considered a Key Employee. The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Code and the regulations thereunder.

         1.37 "Late Retirement Date" means a Participant's actual Retirement Date after having reached his Normal Retirement Date.

         1.38 "Marriott" means Marriott International, Inc., a Delaware corporation, or any corporation successor thereto, by merger, consolidation or the acquisition of substantially all of the assets and business thereof.

         1.39 "Matching Contribution" means any contribution to the Plan made by the Employer, pursuant to Section 3.2, for the Plan Year and allocated to a Participant's Account by reason of the Participant's Elective Deferrals.

         1.40 "Matching Contribution Account" means, with respect to each Participant, the value of all Matching Contributions made by the Employer and allocated to a Participant pursuant to Section 3.2, together with any amounts allocated thereon as earnings or losses and Forfeitures, as the case may be, in accordance with Section 3.6.

         1.41 "Non-Highly Compensated Employee" means any Employee who is not a Highly Compensated Employee.

         1.42     "Non-Key Employee" means any Employee who is not a Key
Employee.

         1.43 "Normal Retirement Date" means the earliest of (i) the date a Class A Participant reaches his 45th birthday, (ii) the date a Class B Participant reaches his 55th birthday, or (iii) the date a Participant completes two hundred and forty (240) "months of credit" with the Employer. For purposes of this definition, a "month of credit" is a full month during the entire period of which an Employee is employed by the Employer. A Participant's "month of credit" shall commence on the date the Participant completes one Hour of Service for the Employer and end on the close of business on the day preceding the next month's anniversary thereof. A Participant shall in all cases be fully Vested in his Account upon attaining his Normal Retirement Date.

         1.44 "One-Year Break in Service" means the twelve consecutive month period measured from the date an Employee performs an Hour of Service (and anniversaries of that date) during which an Employee does not complete more than five hundred (500) Hours of Service with the Employer, for reasons other than absences referred to in Section 1.34.

         1.45 "Participant" means any Eligible Employee who has not for any other reason become ineligible to participate in the Plan.

         1.46 "Participant-Insider" means any Participant who is, pursuant to
Section 16 of the Securities Exchange Act of 1934, 15 U.S.C. 78p (1988) (the "Exchange Act"), an officer or director of the Employer, or a person who is directly or indirectly the beneficial owner of more than ten percent (10%) of any class of equity securities of the Employer registered pursuant to Section 12 of the Exchange Act, and who is subject to the reporting requirements of the Exchange Act (and accompanying rules issued by the Securities and Exchange Commission).

         1.47 "Participant's Account" or "Account" means the separate accounts established and maintained by the Administrator for each Participant with respect to his total interest in the Plan and Trust, including, to the extent applicable:

                  (1) The Employer's discretionary contributions to the Basic Contribution Account pursuant to Section 3.1;

                  (2) The Employer's Matching Contributions to each Participant's Matching Contribution Account pursuant to Section 3.2;

                  (3) Elective Deferrals to the Elective Contribution Account, pursuant to Section 3.3;

                  (4) After-Tax Savings contributed to the After-Tax Savings Account pursuant to Section 3.4;

                  (5) The Employer's Qualified Nonelective Contributions pursuant to Section 3.15;

                  (6) Qualified Matching Contributions pursuant to Section 3.2 or 3.1, if applicable; and

                  (7) A Participant's Rollover Contributions pursuant to Section 3.10.

         1.48 "Plan Year" means the Plan's accounting year of twelve (12) months commencing on January 1st of each year and ending on the Friday closest to December 31st, except for the initial Plan Year beginning March 27th and ending on the Friday closest to December 31st.

         1.49 "Qualified Domestic Relations Order" means a court order pursuant to Section 414(p) of the Code which provides for an apportionment of the Participant's accrued benefit between the Participant and any alternate payee.

         1.50 "Qualified Employer Contribution Account" means, with respect to each Participant, the value of all amounts contributed by the Employer and allocated to a Participant pursuant to Section 3.2, and the Elective Deferrals allocated to a Participant pursuant to Section 3.3, to the extent taken into account to demonstrate compliance with the nondiscrimination requirements of
Section 401(m) of the Code, together with any amounts allocated thereon as earnings or losses and Forfeitures, as the case may be, in accordance with
Section 3.6.

         1.51 "Qualified Employer Deferral Contributions" means the Qualified Matching Contributions and Qualified Nonelective Contributions taken into account to demonstrate compliance with the nondiscrimination requirements of
Section 401(k) of the Code.

         1.52 "Qualified Employer Deferral Contribution Account" means, with respect to each Participant, the value of all amounts contributed by the Employer and allocated to a Participant pursuant to Section 3.2, and the Qualified Matching Contributions contributed by the Employer and allocated to a Participant pursuant to Section 3.2, to the extent taken into account to demonstrate compliance with Section 401(k) of the Code, together with any amounts allocated thereon as earnings or losses and Forfeitures, as the case may be, in accordance with Section 3.6.

         1.53 "Qualified Employer Real Property" means parcels of real property (and related personal property) which are leased to the Employer or an Affiliated Employer (1) if a substantial number of the parcels are dispersed geographically; and (2) if each parcel and the improvements thereon are suitable (or adaptable without excessive cost) for more than one use.

         1.54 "Qualifying Employer Securities" means (1) any stocks or other equity securities issued by the Employer or an Affiliated Employer; or (2) any bonds, debentures, notes or certificates or other evidences of indebtedness of the Employer or an Affiliated Employer which are described in Section 503(e) of the Code and Section 407(e) of ERISA.

         1.55 "Qualified Joint and Survivor Annuity" means an immediate annuity for the life of the Participant with a survivor annuity for the life of the Participant's spouse which is not less than fifty percent (50%) of the amount of the annuity which is payable during the joint lives of the Participant and the Participant's spouse and which is the actuarial equivalent of a single life annuity for the life of the Participant.

         1.56 "Qualified Matching Contributions" means Matching Contributions made by the Employer and allocated to a Participant's Account that are one hundred percent (100%) Vested when made; and that are not distributable to Participants or their beneficiaries before the earliest of:

                  (1) separation from service, death or disability of the Participant;

                  (2) attainment of age fifty-nine and one-half (59 1/2) by the Participant;

                  (3) termination of the Plan without establishment of a successor plan; or

                  (4) the events described in Section 5.7.

         1.57 "Qualified Preretirement Survivor Annuity" means a survivor annuity for the life of the surviving spouse of the Participant which is the actuarial equivalent of the benefit to which the surviving spouse would have been entitled if benefits had commenced on the Participant's Earliest Retirement Date.

         1.58 "Qualified Nonelective Contributions" means contributions (other than Matching Contributions) made by the Employer and allocated to a Participant's Account that the Participant may not elect to receive in cash until distributed from the Plan; that are nonforfeitable when made; and that are distributable only in accordance with the distribution provisions applicable to Elective Deferrals.

         1.59 "Retired Participant" means a person who has been a Participant, but who reached his Retirement Date and has begun to receive retirement benefits under the Plan.

         1.60 "Retirement Date" means the date as of which a Participant retires for reasons other than Total and Permanent Disability, whether such retirement occurs on a Participant's Normal Retirement Date or other Retirement Date.

         1.61 "Rollover Contribution" means a tax-free transfer of cash or other assets from one qualified retirement plan to another, or from an individual retirement account that is established for the sole purpose of receiving a distribution from a qualified plan so that the assets can subsequently be rolled over into another qualified plan.

         1.62 "Salary Reduction Agreement" means a written agreement between a Participant and the Employer or some other form of direction as authorized by the Administrator (such as telephonic direction) to reduce the Participant's Compensation for the purpose of making contributions to the Plan.

         1.63 "Sodexho Marriott" means Sodexho Marriott Services, Inc., a Delaware corporation, or any corporation successor thereto, by merger, consolidation or the acquisition of substantially all of the assets and business thereof.

         1.64 "Super Top Heavy Plan" means a Plan as to which, as of the Determination Date, (1) the Present Value of Accrued Benefits of Key Employees, or (2) the sum of the Aggregate Accounts of Key Employees under this Plan and any plan of an Aggregation Group, exceeds ninety percent (90%) of the Present Value of Accrued Benefits or the Aggregate Accounts of all Participants under this Plan and any plan of an Aggregation Group.

         1.65 "Suspense Account" means the total forfeitable portion of all Former Participants' Accounts which has not yet been applied to reduce future Employer contributions pursuant to Section 3.6, or the amount of contributions in excess of a Participant's limitations pursuant to Section 3.8.

         1.66 "Terminated Participant" means any former Employee who had been a Participant and who terminated employment with a vested former benefit in the Plan.

         1.67 "Top Heavy Plan" means a Plan as to which, as of the Determination Date, (1) the Present Value of Accrued Benefits of Key Employees, or (2) the sum of the Aggregate Accounts of Key Employees under this Plan and any plan of an Aggregation Group, exceeds sixty percent (60%) of the Present Value of Accrued Benefits or the Aggregate Accounts of all Participants under this Plan and any plan of an Aggregation Group.

         1.68 "Total and Permanent Disability" means the permanent inability to engage in any occupation for which a Participant is reasonably qualified by education, training, or experience, by reason of any medically determinable physical or mental impairment. The foregoing shall include disability attributable to the permanent loss or loss of use of a member or function of the body, or the permanent disfigurement of the Participant. The permanence and degree of such impairment shall be supported by medical evidence from a competent medical authority chosen by the Employer.

         1.69 "Trust" means the trust established under the Plan for the exclusive benefit of Eligible Employees and their Beneficiaries.

         1.70 "Trustee" means the person or persons named as trustee herein or in any separate trust forming a part of this Plan, and his, their, or its successors.

         1.71 "Trust Fund" means the assets of the Plan and Trust as the same shall exist from time to time.

         1.72 "Valuation Date" means the end of each business day.

         1.73 "Vested" means the portion of a Participant's Account that is nonforfeitable according to Section 5.4, subsection B.

         1.74 "Year of Service" means the computation period of twelve (12) consecutive months, measured from the date the Employee completes one Hour of Service for the Employer and anniversaries of that date, during which an Employee has at least one thousand (1,000) Hours of Service with the Employer. For eligibility purposes, an Employee's Years of Service with an

Affiliated Employer will be counted and an Employee's Hours of Service with Marriott or its subsidiaries on or before March 27, 1999 will be counted. An Employee's Years of Service completed before and after the entity becomes an Affiliated Employer will be counted if the Affiliated Employer adopts the Plan in accordance with Article VI.

                                   ARTICLE II
                                   ELIGIBILITY

2.1      CONDITIONS OF ELIGIBILITY

         Any Employee who was a Participant in the Marriott Plan prior to the Effective Date of this Plan shall be eligible to participate in this Plan, subject to the One-Year Break in Service rules. Thereafter, any Eligible Employee who has completed one (1) Year of Service and has reached his twenty-first (21st) birthday shall be eligible to participate hereunder as of the entry date specified in Section 2.2.

2.2      EFFECTIVE DATE OF PARTICIPATION

         Each Eligible Employee who satisfies the eligibility requirements of
Section 2.1 shall become a Participant as of the beginning of the first pay period immediately following receipt by the Administrator of an application for admission to the Plan in writing, or in some other form authorized by the Administrator, such as telephonic enrollment.

2.3      DETERMINATION OF ELIGIBILITY

         The Administrator shall determine the eligibility of each Employee for participation in the Plan based upon information furnished by the Employer. Such determination shall be conclusive and binding upon all persons, as long as the same is made in accordance with this Agreement and the Act.

2.4      TERMINATION OF ELIGIBILITY

         A Participant shall cease to be eligible to participate in the Plan as of the first day of a Plan Year during which he has a One-Year Break in Service.

         In the event a Participant shall go from classification as an Eligible Employee to a non-eligible Employee, such Former Participant shall continue to vest in his interest in the Plan. Additionally, his interest in the Plan shall continue to share in the earnings of the Fund.

2.5      ELIGIBILITY RULES REGARDING TERMINATED PARTICIPANTS

         A. VESTED PARTICIPANT. If a Terminated Participant has a Vested right to all or a part of his Account balance derived from Employer contributions (including Elective Deferrals and

Qualified Matching Contributions) at the time of termination, he shall become a Participant immediately upon his return to employment with the Employer.

         B. NON-VESTED PARTICIPANT. If a Terminated Participant does not have a Vested right to any portion of his Account balance derived from Employer contributions at the time of termination, and if the number of consecutive One-Year Breaks in Service equals or exceeds the greater of (1) five (5) consecutive One-Year Breaks in Service, or (2) the aggregate number of Years of Service before such breaks, he shall be considered a new Employee on his return to employment with the Employer. Otherwise, he shall become a Participant immediately upon his return to employment.

2.6      READMISSION OF FORMER PARTICIPANT.

         Any Former Participant may be readmitted to the Plan as a Participant as of the pay period immediately following receipt by the Administrator of a written application (or some other form of application) in accordance with
Section 2.2.

2.7      OMISSION OF ELIGIBLE EMPLOYEE

         If, in any Fiscal Year, an Employee who should be included as a Participant in the Plan is erroneously omitted and discovery of such omission is not made until after a contribution by the Employer for the year has been made, the Employer shall make a subsequent contribution with respect to the omitted Employee in the amount which the Employer would have contributed with respect to him had he not been omitted. Such contribution shall be made regardless of whether it is deductible in whole or in part in any taxable year by such Employer.

2.8      INCLUSION OF INELIGIBLE EMPLOYEE

         If, in any Fiscal Year, an Employee who should not have been included as a Participant in the Plan is erroneously included and discovery of such incorrect inclusion is not made until after a contribution for the year has been made, the Employer shall not be entitled to recover the contribution made with respect to the ineligible Employee regardless of whether a deduction is allowable with respect to such contribution. In such event, the amount contributed with respect to the ineligible Employee shall constitute a Forfeiture for the Fiscal Year in which the discovery is made.

2.9      CLASSES OF EMPLOYEES

         A. CHANGE FROM ELIGIBLE TO INELIGIBLE CLASS. If a Participant becomes ineligible to participate because he is no longer a member of the eligible class of Employees, but has not incurred a One-Year Break in Service, he shall be entitled to participate immediately upon his return to the eligible class. If he incurs a One-Year Break in Service, his eligibility to participate shall be determined under Section 2.5 above.

         B. CHANGE FROM INELIGIBLE TO ELIGIBLE CLASS. In the event an Employee who is not a member of an eligible class of Employees becomes a member of an eligible class, such Employee will participate immediately if such Employee has satisfied the minimum age and service requirements and would have otherwise previously become a Participant.

2.10     MILITARY SERVICE.

         Notwithstanding any provisions of this Plan to the contrary, contributions, benefits and service credits with respect to qualified military service will be provided in accordance with Section 414(u) of the Code. In addition, loan repayments will be suspended under this Plan as permitted by
Section 414(u)(4) of the Code.


                                   ARTICLE III
                          CONTRIBUTIONS AND ALLOCATIONS

3.1      EMPLOYER DISCRETIONARY CONTRIBUTION

         A. CONTRIBUTION. For the Fiscal Year during which the Plan is adopted and each Fiscal Year thereafter, the Employer shall contribute to the Plan such discretionary amount as shall be determined by the Employer. In determining such contribution, the Employer shall be entitled to rely upon the total Compensation for all Participants.

         B. MAXIMUM CONTRIBUTION. The Employer's discretionary contribution for any Plan Year shall not exceed the maximum amount allowable as a deduction to the Employer under the provisions of Section 404 of the Code, as amended. All contributions by the Employer shall be made in cash, Qualifying Employer Securities (including treasury stock or previously unissued stock), Qualifying Employer Real Property or in such property as is acceptable to the Trustee.

         C. DETERMINATION OF EMPLOYER CONTRIBUTION. The Employer's determination of the contribution in subsection A shall be by resolution adopted on or before the date for filing the Employer's tax return (including extensions thereof) to the extent allowed by law and shall not be subject to change as a result of a subsequent audit by the Internal Revenue Service or as a result of any subsequent adjustment of the Employer's records.

         D. LAST DAY RULE. The Employer shall not contribute on behalf of a Participant who was not employed on the last day of the Plan Year, except in the case of a Participant who retires, incurs a Total and Permanent Disability, or dies during the Plan Year. Notwithstanding the above, for any Top Heavy Plan Year a Participant shall share in the Employer's contribution for such year as required pursuant to Section 3.6.

         E. VESTING OF EMPLOYER CONTRIBUTIONS. Amounts contributed by the Employer pursuant to this Section shall be subject to the vesting schedule in
Section 5.4 and shall be
accounted for in a separate account hereinafter referred to as the "Basic Contribution Account," to the extent the Employer Discretionary Contribution is not designated as a Qualified Matching Contribution.

3.2      EMPLOYER MATCHING CONTRIBUTION

         A. CONTRIBUTION. The Employer shall determine on an annual basis the amount of the Matching Contribution to the Plan for each Plan Year. The Matching Contribution shall be allocated in accordance with Section 3.6.

         B. MAXIMUM CONTRIBUTION. The Employer's Matching Contribution for any Plan Year shall not exceed the maximum amount allowable as a deduction to the Employer under the provisions of Section 404 of the Code, as amended. All Matching Contributions by the Employer shall be made in cash.

         C. DETERMINATION OF EMPLOYER MATCHING CONTRIBUTION. The Employer's determination of the contribution in subsection A shall be by resolution adopted on or before the date for filing the Employer's tax return (including extensions thereof) to the extent allowed by law and shall not be subject to change as a result of a subsequent audit by the Internal Revenue Service or as a result of any subsequent adjustment of the Employer's records. Notwithstanding the foregoing, the Employer's Matching Contribution for the Plan's initial year will be established by Marriott prior to the Plan's Effective Date.

         D. VESTING OF EMPLOYER MATCHING CONTRIBUTIONS. Employer Matching Contributions shall be subject to the vesting schedule set forth in Section 5.4 and accounted for in the Participant's Matching Contribution Account to the extent that the Employer does not designate the Matching Contributions as Qualified Matching Contributions.

         Qualified Matching Contributions shall be one hundred percent (100%) Vested at all times, and shall be accounted for in a separate account for each Participant herein referred to as the Qualified Employer Deferral Contribution Account, to the extent taken into account to comply with the nondiscrimination requirements of Section 401(k) of the Code, or as the Qualified Employer Contribution Account, to the extent taken into account to comply with the nondiscrimination requirements of Section 401(m) of the Code.

         E. AVERAGE CONTRIBUTION PERCENTAGE TEST. The Average Contribution Percentage ("ACP") for Participants who are Highly Compensated Employees for each Plan Year and the ACP for Participants who are Non-Highly Compensated Employees for the same Plan Year shall satisfy the requirements of Code Section 401(m)(2) and the underlying regulations which are incorporated by reference.

         F. SPECIAL RULES FOR AVERAGE CONTRIBUTION PERCENTAGE TEST.

                  (1) In computing the Average Contribution Percentage Test, the Employer may elect to substitute "Plan Year" for "preceding Plan Year," except that if such an election is made, it may not be changed except as provided by the Secretary of the Treasury.

                  (2) In the Plan's initial Plan Year, the ACP for Participants who are Non-Highly Compensated Employees for the "preceding" Plan Year shall be three percent (3%) or, if the Employer elects, the actual ACP for that first Plan Year, in accordance with Code Section 401(m)(3).

                  (3) The Contribution Percentage for any Participant who is a Highly Compensated Employee and who is eligible to have Contribution Percentage Amounts allocated to his account under two or more plans described in Section 401(a) of the Code, or arrangements described in Section 401(k) of the Code that are maintained by the Employer, shall be determined as if the total of such Contribution Percentage Amounts was made under each plan. If a Highly Compensated Employee participates in two or more CODAs that have different plan years, all CODAs ending with or within the same calendar year shall be treated as a single arrangement.

                  (4) The determination and treatment of the Contribution Percentage of any participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury, including the requirements of Code
Section 401(m)(9) and Treas. Reg. (S)1.401(m)-1 and Treas. Reg. (S)1.401(m)-2 which are incorporated by reference.

3.3      SALARY REDUCTION CONTRIBUTIONS

         A. ELECTIVE DEFERRALS. Subject to the rules of subsection C, a Participant may elect to enter into a Salary Reduction Agreement with the Employer which shall be applicable to such Plan Year and subsequent Plan Years unless cancelled or modified. Any Salary Reduction Agreement shall provide that the Participant accepts a reduction in Compensation from the Employer equal to any whole percentage of his Compensation, or a fixed dollar amount which is at least three dollars ($3.00) per week; provided, however, that such Participant may not contribute more than fifteen percent (15%) of his Compensation for that pay period.

         Notwithstanding the foregoing, in no event shall the aggregate amounts deferred under the Salary Reduction Agreement for any calendar year exceed Ten Thousand Dollars ($10,000.00) as indexed. Furthermore, no Participant shall be permitted to have Elective Deferrals made under this Plan, or any other qualified plan maintained by the Employer, during any calendar year in excess of the dollar limitation contained in Section 402(g) of the Code in effect at the beginning of such calendar year.

         In the event a Participant has Excess Elective Deferrals in any one calendar year, such Participant may assign to this Plan any Excess Elective Deferrals made during the calendar year by notifying the Administrator, on forms provided by the Administrator, and in accordance with the procedures established by the Administrator, as to the amount of such Excess Elective Deferrals to be assigned to the Plan within forty-five (45) days after the end of the calendar year in which the excess occurs. Upon receiving such notice, the Administrator will distribute the Excess Elective Deferrals, together with applicable earnings or losses thereon, to the Participant by April 15th of the calendar year following the calendar year of the Excess Elective Deferrals.

         Excess Elective Deferrals shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess Elective Deferrals is the sum of: (1) income or loss allocable to the Participant's Elective Contribution Account for the taxable year multiplied by a fraction, the numerator of which is such Participant's Excess Elective Deferrals for the year and the denominator is the Participant's Account balance attributable to Elective Deferrals without regard to any income or loss occurring during such taxable year; and (2) ten percent (10%) of the amount determined under (1) multiplied by the number of whole calendar months between the end of the Participant's taxable year and the date of the distribution, counting the month of distribution if distribution occurs after the 15th of such month.

         A Participant's Elective Deferrals shall be suspended for twelve (12) months after he receives a hardship distribution pursuant to Section 5.11. The maximum amount of Elective Deferrals for a Participant for the calendar year following the calendar year in which he receives a hardship distribution pursuant to Section 5.11 shall be the excess of the limit described above for that calendar year over his Elective Deferrals for the calendar year in which he receives the hardship distribution.

         B. VESTING. Contributions made by the Employer attributable to the Participant's Salary Reduction Agreement shall be one hundred percent (100%) Vested at all times, and shall be accounted for in a separate account hereinafter referred to as the "Elective Contribution Account".

         C. INITIAL ELECTION/CANCELLATION/MODIFICATION OF SALARY REDUCTION AGREEMENT. The Administrator shall determine the method by which an election may be made pursuant to a Salary Reduction Agreement. An election shall become effective (unless previously revoked) upon the first day of the payroll period of the Employer immediately following receipt by the Administrator of the election, and shall remain in effect until it is cancelled or modified.

         D. AVERAGE DEFERRAL PERCENTAGE TESTS. The Employer shall take all steps necessary to comply with Section 401(k) of the Code and to satisfy one of the average deferral percentage tests described in Section 401(k) of the Code, as set forth below:

                  (1) The Average Actual Deferral Percentage for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for Participants who are Non-Highly Compensated Employees for the preceding Plan Year multiplied by 1.25; or

                  (2) The Average Actual Deferral Percentage for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for Participants who are Non-Highly Compensated Employees for the preceding Plan Year multiplied by two, provided that the Average Actual Deferral Percentage for Participants who are Highly

Compensated Employees does not exceed the Average Actual Deferral Percentage for Participants who are Non-Highly Compensated Employees by more than two (2) percentage points or such lesser amount as the Secretary of Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Employee. The Plan hereby incorporates by reference the requirements of Code Section 401(k) and the underlying regulations.

         E. SPECIAL RULES FOR AVERAGE DEFERRAL PERCENTAGE TESTS.

                  (1) In computing the Average Deferral Percentage Test, the Employer may elect to substitute "Plan Year" for "preceding Plan Year", except that if such an election is made, it may not be changed except as provided by the Secretary of Treasury.

                  (2) In the Plan's initial Plan Year, the Average Actual Deferral Percentage for Participants who are Non-Highly Compensated Employees for the preceding Plan Year is three percent (3%) or, if the Employer elects, the Average Actual Deferral Percentage for that first Plan Year, in accordance with Code Section 401(k)(3)(E).

                  (3) The Actual Deferral Percentage for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Elective Deferrals or Qualified Employer Deferral Contributions allocated to his Account under two or more plans or arrangements described in Section 401(k) of the Code that are maintained by the Employer or an Affiliated Employer shall be determined as if all such Elective Deferrals and Qualified Employer Deferral Contributions were made under a single arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement. In the event that this Plan satisfies the requirements of Section 401(k), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of any such sections of the Code only if aggregated with this Plan, then Section 3.3, subsection D(1) shall be applied by determining the Actual Deferral Percentages of Employees as if all such plans were a single plan. Plans may be aggregated in order to satisfy Section 401(k) of the Code only if they have the same plan year.

                  (4) For purposes of satisfying one of the average deferral percentage tests set forth in Section 401(k) of the Code, all or part of the Qualified Nonelective Contributions and Qualified Matching Contributions made with respect to those Employees who are Eligible Employees under the cash or deferred arrangement being tested may be treated as Elective Deferrals, provided the requirements of Treasury Regulations (S)1.401(k)-l(b) (to the extent applicable) are satisfied.

         F. MAXIMUM CONTRIBUTION. Notwithstanding the above, the Employer's contribution for any Fiscal Year shall not exceed the maximum amount allowable as a deduction to the Employer under the provisions of Section 404 of the Code, as amended.

3.4      AFTER-TAX SAVINGS.

         A. PARTICIPANT AFTER-TAX SAVINGS. Subject to the provisions of Section 2.1, each Participant may elect to deposit After-Tax Savings into the Trust Fund. A Participant may deposit a whole percentage of Compensation, or a fixed dollar amount which is at least three dollars ($3.00) per week; provided, however, that such Participant may not deposit, in any given pay period, more than fifteen percent (15%) of his Compensation for that pay period. The amount of a Participant's After-Tax Savings may not result in a cumulative amount for all such After-Tax Savings (plus all of the Participant's contributions to any other plan, if any, maintained by the Employer or an Affiliated Employer which is qualified under Section 401(a) of the Code) which exceeds fifteen percent (15%) of such Participant's Compensation for the Plan Year.

         B. INITIAL ELECTION/CANCELLATION/MODIFICATION OF AFTER-TAX SAVINGS. The Administrator shall determine the method by which an election may be made to contribute After-Tax Savings. An election shall become effective (unless previously revoked) upon the first day of the payroll period of the Employer immediately following receipt by the Administrator of the election, and shall remain in effect until it is cancelled or modified.

         C. COORDINATION WITH 401(k) ELECTIVE DEFERRALS. The maximum amount of After-Tax Savings which may be made by a Participant during any Plan Year under subsection B shall be further reduced by any Elective Deferrals made by the Participant under Section 3.3.

         D. VESTING. After-Tax Savings shall be one hundred percent (100%) Vested at all times and shall be accounted for in a separate account hereinafter referred to as the "After-Tax Savings Account".

3.5      TIME OF PAYMENT OF CONTRIBUTIONS

         The Employer shall pay to the Trustee its total contribution to the Plan pursuant to Sections 3.1 and 3.2 for each Fiscal Year within the time prescribed by law, including extensions of time, for filing of the Employer's annual federal income tax or other information return for the Fiscal Year. The Employer shall pay to the Trustee Elective Deferrals pursuant to Section 3.3 and the After-Tax Savings contributions pursuant to Section 3.4 at the earliest date on which such assets can reasonably be segregated from the Employer's general assets, but in no event shall such contributions be made later than the fifteenth (15th) business day following the end of the month in which a Participant would otherwise have received the Elective Deferrals and After-Tax Savings in cash.

3.6      ALLOCATION OF CONTRIBUTIONS, EARNINGS AND FORFEITURES

         A. ACCOUNT. The Administrator shall credit to each Participant's Account as of each Anniversary Date or such earlier date as required by law or as administratively feasible all amounts allocated to each such Participant as hereafter set forth. However, the Administrator may separately account for that portion of each Participant's Account attributable to Top Heavy Plan Years and non-Top Heavy Plan Years.

         B. ALLOCATION OF CONTRIBUTIONS.

                  (1) EMPLOYER DISCRETIONARY CONTRIBUTIONS. The Employer shall provide the Administrator with all information required to make a proper allocation of the Employer's contributions pursuant to Section 3.1 for each Plan Year. The Employer shall determine on an annual basis whether the Discretionary Contribution which shall be allocated only among Participants who were employed on the last day of the Plan Year or who died, retired or incurred a Total and Permanent Disability during the Plan Year shall be (i) allocated in the same proportion that each Participant's Compensation for the year bears to the total Compensation of all Participants for such year; or (ii) treated as an additional Employer Matching Contribution and allocated in accordance with the requirements of 3.6, subsection B(2).

                  (2) EMPLOYER MATCHING CONTRIBUTION. The Employer shall provide the Administrator with all information required to make a proper allocation of the Employer's Matching Contribution, pursuant to Section 3.2 for each Plan Year. Employer Matching Contributions shall be to restore the forfeitures of Terminated Participants and the balance shall be allocated among the Participants in the same proportion that each Participant's aggregate After-Tax Savings and Elective Deferrals for the Plan Year bears to the total After-Tax Savings and Elective Deferrals of all Participants for such Plan Year. For purposes of the numerator and denominator of this ratio, After-Tax Savings and Elective Deferrals shall be considered only to the extent the aggregate amounts do not exceed six percent (6%) of each Participant's Compensation for the Plan Year.

                  (3) ELECTIVE DEFERRALS AND AFTER-TAX SAVINGS. The Employer shall also provide the Administrator with all information required to make a proper allocation of the Elective Deferrals and After-Tax Savings, pursuant to Sections 3.3 and 3.4 for each Fiscal Year.

         C. ALLOCATION OF EARNINGS OR LOSSES. As of each Valuation Date, before allocation of Employer Discretionary or Matching Contributions, Elective Deferrals, After-Tax Savings, and Forfeitures, any earnings or losses (net appreciation or net depreciation) of the Trust Fund shall be allocated in the same proportion that a Participant's Account bears to the total of all Participants' Accounts as of such date.

         D. ALLOCATION OF FORFEITURES. Any amounts which became Forfeitures shall be applied as soon as administratively feasible to reduce administrative expenses and any excess amounts will be applied towards the Employer Matching Contributions in accordance with Section 3.6, subsection B.

         E. TERMINATED PARTICIPANTS. Any Participant who terminated employment during the Plan Year for reasons other than death, Total and Permanent Disability or retirement shall not share in the allocation of the Employer Discretionary Contribution.

         F. MINIMUM ALLOCATIONS REQUIRED FOR TOP HEAVY PLAN YEARS.

                  (1) For any Top Heavy Plan Year, the Employer contributions and Forfeitures allocated on behalf of any Participant who is not a Key Employee shall equal at least the lesser of (i) three percent (3%) of the Participant's Compensation or (ii) the percentage rate (expressed as a percentage of Compensation) at which Employer contributions and Forfeitures are made for such year to the Key Employee for whom such percentage rate is the highest. The minimum contribution shall not apply to any Participant who was not employed by the Employer on the last day of the Plan Year. The minimum allocation required (to the extent required to be nonforfeitable under Section 416(b) of the Code) may not be forfeited under Sections 411(a)(3)(B) or 411(a)(3)(D) of the Code.

                  (2) If a Key Employee is a participant in both a defined contribution plan and a defined benefit plan that are both part of a Top Heavy Group (but neither of such plans is a Super Top Heavy Plan), the defined contribution and the defined benefit fractions referenced in Section 3.7, shall remain unchanged, provided the Participant's Account of each Non-Key Employee who is a Participant receives an extra allocation (in addition to the minimum allocation set forth above) equal to not less than one percent (1%) of such Non-Key Employee's Compensation. This Plan incorporates by references Code
Section 416 and the underlying regulations.

3.7      OVERALL LIMITATION OF BENEFITS

         A. MAXIMUM ANNUAL ADDITION. The annual addition that may be contributed or allocated to a Participant's Account under the Plan for any limitation year shall not exceed the lesser of the Defined Contribution Dollar Limitation, or twenty-five percent (25%) of the Participant's compensation for the limitation year.

         The compensation limitation shall not apply to any contribution for medical benefits (within the meaning of Section 401(h) or Section 419A(f)(2) of the Code) which is otherwise treated as an annual addition under Section 415(l)(1) or 419A(d)(2) of the Code.

         The term "annual addition" means the sum of the following amounts credited to a Participant's Account for the limitation year:

                  (1)      Employer contributions;

                  (2)      Employee contributions, if any; and

                  (3)      Forfeitures, if any.

Amounts allocated to an individual medical account, as defined in Section 415(1)(2) of the Code, which is part of a pension or annuity plan maintained by the Employer, are treated as annual additions to a defined contribution plan. Also, amounts derived from contributions which are attributable to post-retirement medical benefits, allocated to the separate account of a Key Employee, as defined in Section 419A(d)(3) of the Code, or under a welfare benefit fund, as defined in Section 419(e) of the

Code, maintained by the Employer are treated as annual additions to a defined contribution plan. Rollover Contributions (per Section 3.10) are not included in the term annual addition.

         If a short limitation year is created because of an amendment changing the limitation year to a different 12-consecutive month period, the maximum annual addition will not exceed the Defined Contribution Dollar Limitation multiplied by the following fraction:

                  NUMBER OF MONTHS IN THE SHORT LIMITATION YEAR
                  ---------------------------------------------
                                       12

         In addition, all defined contribution plans of the Employer, terminated or not, shall, for purposes of these limitations, be considered as one plan.

         Any excess amount applied under Section 3.8 in the limitation year to reduce Employer contributions will also be considered annual additions for such limitation year.

         B. MULTIPLE PLAN REDUCTION. The Plan incorporates by reference the requirements of Code Section 415(e) and the underlying regulations. This Section does not apply to limitation years that begin after December 31, 1998.

         C. LIMITATION YEAR. For purposes of determining annual additions, the "limitation year" shall be the Plan Year. All qualified plans maintained by the Employer shall use the same limitation year. If the limitation year is amended to a different 12-consecutive month period, the new limitation year shall begin on a date within the limitation year in which the amendment is made.

         D. CONTROLLED GROUP. In the case of a group of employers which constitutes either a controlled group of corporations, trades or businesses under common control, or an affiliated service group, all such employers shall be considered a single employer for purposes of applying these limitations.

         E. FURTHER DEFINITIONS REGARDING LIMITATIONS. For purposes of Sections 3.7-3.9, the following terms have the following meanings:

                  (1) "Compensation" means a Participant's total renumeration received for personal services rendered in the course of employment with the Employer as reflected in Box 1 (or similar item subsequently designated) of the Participant's IRS Form W-2 for the Plan Year. Compensation also includes excluded amounts contributed by the Employer pursuant to a salary reduction agreement and which are not includible in the gross income of the Employee under Code Section 125, 402(e)(3), 402(h) or 403(b).

                  (2) "Excess Amount" means the excess of the Participant's annual additions for the limitation year over the maximum annual additions pursuant to Section 3.7.

3.8      ADJUSTMENT FOR EXCESSIVE CONTRIBUTIONS

         A. REASONABLE ERRORS. If as a result of the allocation of Forfeitures, a reasonable error in estimating a Participant's annual compensation, or other facts and circumstances to which Section 1.415-6(b)(6) of the Treasury Regulations, as amended, shall be applicable, the annual addition to a Participant's Account shall exceed the maximum provided in Section 3.7, the Administrator shall dispose of the "Excess Amount" (as defined in Section 3.7) as follows:

                  (1) Any After-Tax Savings starting with those in excess of six percent (6%) of a Participant's Compensation in a Plan Year will be returned to a Participant, to the extent that they would reduce the Excess Amount.

                  (2) If, after the application of paragraph (1), an Excess Amount still exists, and the Participant is covered by the Plan at the end of the limitation year, the Excess Amount in the Participant's Account will be used to reduce Employer contributions (including any allocation of Forfeitures) for such Participant in the next limitation year, and each succeeding limitation year if necessary.

                  (3) If, after the application of paragraph (1), an Excess Amount still exists, and the Participant is not covered by the Plan at the end of the limitation year, the Excess Amount will be held unallocated in a Suspense Account. The Suspense Account will be applied to reduce future Employer contributions (including allocation of any Forfeitures) for all remaining Participants in the next limitation year, and each succeeding limitation year if necessary.

                  (4) If a Suspense Account is in existence at any time during the limitation year, it will not participate in the allocation of the trust's investment gains and losses.

         B. MISTAKES OF FACT. In the event the Employer shall make an excessive contribution to the Trust under a mistake of fact, as that term is used in
Section 403(c)(2)(A) of the Act, the Employer may demand repayment of such excess amount at any time within one (1) year following the time of payment, and the Trustee shall return such amount to the Employer within the one (1) year period. Earnings of the Plan attributable to the excessive contributions may not be returned to the Employer, but any losses attributable thereto must reduce the amount so returned.

3.9      ADDITIONAL COORDINATING LIMITS ON CONTRIBUTIONS TO MULTIPLE PLANS

         A. ANNUAL ADDITIONS. The annual additions which may be credited to a Participant's Account under this Plan for any limitation year will not exceed the maximum annual addition pursuant to Section 3.7, subsection A, of this Plan reduced by the annual additions credited to a Participant's Account under the other plans and welfare benefit funds for the same limitation year. If the annual additions with respect to the Participant under other defined contribution plans and welfare benefit funds maintained by the Employer are less than the maximum annual addition, and the Employer contribution that would otherwise be contributed or allocated to the Participant's Account under this Plan would cause the annual additions for the limitation year to exceed this limitation, the amount contributed or allocated will be reduced so that the annual additions under all such plans and funds for the limitation year will equal the maximum annual addition. If the annual additions with respect to the Participant under such other defined contribution plans and welfare benefit funds in the aggregate are equal to or greater than the maximum annual additions, no amount will be contributed or allocated to the Participant's Account under this Plan for the limitation year.

         B. EXCESS ANNUAL ADDITIONS. If, pursuant to subsection A above, a Participant's annual additions under this Plan and such other plans would result in an Excess Amount (as defined in Section 3.7) for a limitation year, the Excess Amount will be deemed to consist of the annual additions last allocated, except that annual additions attributable to a welfare benefit fund or individual medical account will be deemed to have been allocated first regardless of the actual allocation date.

         C. EXCESS ADDITIONS FROM OTHER PLANS. If an excess amount was allocated to a Participant on an allocation date of this Plan which coincides with an allocation date of another plan, the excess amount attributed to this Plan will be the product of (1) the total excess amount allocated as of such date, and (2) the ratio of the annual additions allocated to the Participant for the limitation year as of such date under this Plan to the total annual additions allocated to the Participant for the limitation year as of such date under this and all other qualified defined contribution plans.

         D. DISPOSAL OF EXCESS AMOUNTS. Any Excess Amount attributed to this Plan will be disposed of in the manner described in Section 3.8.

         E. PLAN FRACTION. If the Employer maintains, or at any time maintained, a qualified defined benefit plan covering any Participant in this Plan, the sum of the Participants' defined benefit plan fraction and defined contribution plan fraction will not exceed 1.0 in any limitation year.

3.10     TRANSFERS FROM QUALIFIED PLANS

         A. PARTICIPANT'S ROLLOVER CONTRIBUTION ACCOUNT. With the consent of the Administrator, an Employee may transfer amounts from other qualified plans, provided that the trust from which such funds are transferred permits the transfer to be made and the transfer will not jeopardize the Plan or Trust or create adverse tax consequences for the Employer. Such an Employee shall be treated as a Participant only for the purposes of the rollover account. Amounts transferred must be contributed in cash and shall be set up in a separate account herein referred to as a "Participant's Rollover Contribution Account."

         B. NON-FORFEITABILITY OF ROLLOVER CONTRIBUTION ACCOUNT. Amounts in a Participant's Rollover Contribution Account shall be held by the Trustee pursuant to the provisions of this Plan, and such amounts shall not be subject to Forfeiture for any reason and may not be withdrawn by or distributed to the Participant, in whole or in part, except as provided in subsection C.

         C. DISTRIBUTION OF FAIR MARKET VALUE. At Normal Retirement Date, or such other date when the Participant or his Beneficiary shall be entitled to receive benefits, the fair market value of the Participant's Rollover Contribution Account shall be used to provide additional benefits to the Participant or his Beneficiary pursuant to Section 5.5.

         D. DIRECTED INVESTMENT ACCOUNT. All amounts allocated to a Participant's Rollover Contribution Account may be treated as a Directed Investment Account pursuant to Section 3.11.

         E. DEFINITION OF TRANSFER. A transfer from another qualified plan shall include: (1) amounts transferred to this Plan directly from another qualified plan; (2) a lump-sum distribution received by an Employee from another qualified plan which is eligible for tax-free rollover treatment and which is transferred by the Employee to this Plan within sixty (60) days following his receipt thereof; (3) amounts transferred to this Plan from a conduit individual retirement account provided that the conduit individual retirement account has no assets other than assets which were previously distributed to the Employee by another qualified plan as a lump-sum distribution which were eligible for tax-free rollover treatment and which were deposited in such conduit individual retirement account within sixty (60) days of receipt thereof and other than earnings on such assets; and (4) amounts distributed to the Employee from a conduit individual retirement account meeting the requirements of (3) above, and transferred by the Employee to this Plan within sixty (60) days of his receipt thereof from such conduit individual retirement account. Prior to accepting any transfers to which this Section applies, the Administrator may require the Employee to establish that the amounts to be transferred to this Plan meet the requirements of this Section and may also require the Employee to provide an opinion of counsel satisfactory to the Employer that the amounts to be transferred meet the requirements of this Section.

         F. QUALIFIED PLAN. For purposes of this Section, the term "qualified plan" shall mean any tax qualified plan under Code Section 401(a).

3.11     PARTICIPANT DIRECTED INVESTMENT ACCOUNTS.

         A. PARTICIPANT DIRECTION. Subject to such limitations as may from time to time be required by law, imposed by the Employer or the Trustee or contained elsewhere in the Plan, a Participant shall have the right to designate the percentage (in either increments of one percent (1%) or in any specified dollar amount, except as the Employer shall otherwise determine) of his Aggregate Account which is to be invested in any one or more designated investment funds as may be made available from time to time by the Trustee or the Employer, and shall have the right thereafter to designate amounts to be withdrawn from any one or more designated investment funds, in accordance with the rules outlined herein. For purposes of this Section, the term "Participant" shall include a Beneficiary and an alternate payee. To the extent so directed, the Employer is relieved of its fiduciary responsibilities to the extent provided in Section 404 of the Act.

                  (1) Except as the Employer shall otherwise determine, any initial or subsequent investment designation shall be in writing, on a form supplied by and filed with the Employer, and shall be effective as of the next "transfer date" which occurs within a reasonable time after receipt of such designation by the Employer, unless the election is revoked in writing before the transfer date. The Employer shall establish one or more "transfer dates" in each Fiscal Year; provided, however, that such transfer dates shall occur no less frequently than quarterly.

                  (2) All contributions and other amounts added to a Participant's Aggregate Account, except for investment earnings, shall be allocated among the designated investment funds in accordance with the current investment designation. Except as the Employer shall otherwise determine, any distribution shall be taken proportionately from each designated investment fund in which the Aggregate Account is invested at the time of the next designation. As of the effective date of any new investment designation, the entire balance of the Participant's Aggregate Account at that date shall be reallocated among the designated investment funds according to the percentages specified in the investment designations (unless the Employer permits, and the Participant has designated, different allocations as between existing balances and future contributions), but no reallocations of the Participant's Aggregate Account are to be made merely to adjust for disproportionate investment growth among such funds.

                  (3) In the event the Employer receives an initial or revised investment designation which it deems to be incomplete, unclear, not in accord with procedures established pursuant to this Section, or otherwise improper, the Participant's investment designation then in effect shall remain in effect (or, in the case of a deficiency in an initial designation, the Participant shall be deemed to have filed no designation) until the next transfer date (as defined in subparagraph (1)), unless the Employer provides for, and permits the application of, corrective action prior thereto.

                  (4) The Employer, at any time and in its sole discretion, may suspend or terminate the operation of this Section in its entirety or with respect to a portion of the Trust.

                  (5) It is intended that all Participants be required to direct the investment of their Aggregate Accounts to the extent set forth in this Section. In the event that the Trustee possesses at any time instructions as to the investment of less than all of a Participant's Aggregate Accounts, the Participant shall be deemed to have designated that the non-directed portion of his Aggregate Account be invested in accordance with the sole discretion of the Trustee or the Employer, if applicable, until an election is made.

         B. SEPARATE SUBACCOUNTS FOR DIRECTED INVESTMENTS. Each Participant's Account shall be further divided into subaccounts to reflect the investment designations. Transfers within the Participant's Account shall be charged and credited to each account as the case may be. The Account shall be charged or credited as appropriate with the net earnings, gains, losses and expenses, as well as any appreciation or depreciation in market value during each Plan Year, attributable to such account.

         C. AVAILABLE FUNDS. As of the Effective Date, the Employer shall make available to the Participants the funds listed below. The Employer reserves the right to add, freeze, delete or modify this list in any way it deems prudent.

                  (1) STABLE VALUE FUND. The assets of the Stable Value Fund shall be invested in a manner which will emphasize a high level of stability and preservation of principal over capital appreciation or income.

                  (2) BOND FUND. The assets of the Bond Fund shall be invested in a manner which will emphasize relatively high and stable income over capital appreciation, with a moderate level of risk.

                  (3) BALANCED FUND. The assets of the Balanced Fund shall be invested in a manner which will emphasize long-term growth of capital as well as providing income, with a moderate level of risk.

                  (4) STOCK FUND. The assets of the Stock Fund shall be invested in a manner which will emphasize long-term capital appreciation with a level of risk concomitant with the potential for increased growth in value through prudent investments in stock.

                  (5) MARRIOTT INTERNATIONAL COMMON STOCK FUND. The assets of the Marriott International Common Stock Fund shall be invested primarily in Marriott common stock which constitutes Qualifying Employer Securities. This Fund will accept amounts which are transferred from the Marriott International, Inc. Employees' Profit Sharing, Retirement and Savings Plan and Trust as a result of the Distribution, but otherwise shall be frozen as of the Plan's Effective Date and shall not accept any new investment dollars.

                  (6) INTERNATIONAL STOCK FUND. The assets of the International Stock Fund shall be invested in a manner which will emphasize long-term capital growth, principally through investment in a portfolio of diversified common stocks of established non-U.S. companies.

                  (7) T. ROWE PRICE NEW HORIZONS FUND. The assets of the New Horizons Fund shall be invested in a manner which will emphasize long-term capital growth, primarily by investing in stocks of small, rapidly growing companies.

                  (8) FIDELITY CONTRAFUND. The assets of the Fidelity ContraFund shall be invested in a manner which will emphasize long-term capital growth, primarily by investing in common stocks of companies that are currently undervalued or out of favor but that show a potential for capital growth.

                  (9) T. ROWE PRICE MID-CAP GROWTH FUND. The assets of the Mid-Cap Growth Fund shall be invested in a manner which will emphasize long-term capital growth, primarily by investing in common stocks of mid-sized companies (with a market value between $300 and $5 billion).

                  (10) MORGAN STANLEY INSTITUTIONAL EQUITY GROWTH FUND. The assets of the Morgan Stanley Institutional Equity Growth Fund shall be invested in a manner which will seek long-term capital appreciation by investing in growth-oriented equity securities of medium and large capitalization companies.

                  (11) FRANKLIN TEMPLETON MUTUAL SHARES FUND - CLASS 1. The assets of the Franklin Templeton Mutual Shares Fund - Class 1 shall be invested in a manner which will emphasize capital appreciation, as well as providing income, primarily by investing in common and preferred stocks and corporate debt securities of any credit quality.

                  (12) T. ROWE PRICE EQUITY INCOME FUND. The assets of the T. Rowe Price Equity Income Fund shall be invested in a manner which will emphasize dividend income as well as long-term capital appreciation, primarily by investing in common stocks of established U.S. companies that pay above-average dividends.

                  (13) SODEXHO MARRIOTT SERVICES COMPANY STOCK FUND. The assets of the Sodexho Marriott Services Company Stock Fund shall be invested primarily in Sodexho Marriott common stock which constitutes Qualifying Employer Securities. This Fund will accept amounts which are transferred from the Marriott International, Inc. Employees' Profit Sharing, Retirement and Savings Plan and Trust as a result of the Distribution, but otherwise shall be frozen as of the Plan's effective date and shall not accept any new investment dollars until (i) the proper regulatory approval has been obtained and (ii) the Administrator notifies the Participants.

         D. PARTICIPANT-INSIDER PROVISIONS. Notwithstanding anything contained herein to the contrary, all investments in the Marriott Stock Fund by Participant-Insiders shall comply with the requirements of Section 16 of the Securities Exchange Act of 1934, 15 U.S.C. 78p (1988) (and accompanying rules issued by the Securities and Exchange Commission).

         E. VOTING REQUIREMENTS. All voting rights with respect to shares of common stock held under the Marriott International Common Stock Fund and the Sodexho Marriott Services Company Stock Fund will be passed through to the Plan Participants.

3.12     RECHARACTERIZATION OF EXCESS 401(k) CONTRIBUTIONS.

         A Participant may treat his Excess 401(k) Contributions as After-Tax Savings. Recharacterized amounts will remain nonforfeitable and subject to the same distribution requirements as Elective Deferrals as set forth in Section 5.4.

         Recharacterization shall occur no later than two and one-half months after the last day of the Plan Year in which such Excess 401(k) Contributions arose and is deemed to occur no earlier than the date the last Highly Compensated Employee is informed in writing of the amount recharacterized and the consequences thereof. Recharacterized amounts will be taxable to the Participant for the Participant's taxable year in which the Participant would have received them in cash.

3.13     DISTRIBUTION OF EXCESS 401(k) CONTRIBUTIONS.

         A. DISTRIBUTIONS TO PARTICIPANTS. Notwithstanding any other provision of this Plan, Excess 401(k) Contributions, plus any income and minus any loss allocable thereto (up to the date of distribution), may be distributed no later than the last day of each Plan Year to Participants to whose Accounts such Excess 401(k) Contributions were allocated for the preceding Plan Year. If such Excess 401(k) Contributions are distributed more than two and one-half (2 1/2) months after the last day of the Pan Year in which such Excess 401(k) Contributions arose, a ten percent (10%) excise tax will be imposed on the Employer maintaining the Plan with respect to such amounts. Such distributions shall be made to Highly Compensated Employees on the basis of the respective portions of the Excess 401(k) Contributions attributable to each of such Employees in the manner discussed under Code Section 401(k)(8)(C) and in its regulations.

         B. DETERMINATION OF INCOME OR LOSS. Excess 401(k) Contributions shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess 401(k) Contributions is the sum of: (1) income or loss allocable to the Participant's Elective Contribution Account (and, if applicable, the Qualified Employer Deferral Contribution Account or the Qualified Employer Contribution Account or both) for the Plan Year multiplied by a fraction, the numerator of which is such Participant's Excess Contributions for the year and the denominator is the Participant's Account balance attributable to Elective Deferrals (and Qualified Nonelective Contributions or Qualified Matching Contributions, or both, if any of such contributions are included in the average deferral percentage test) without regard to any income or loss occurring during such Plan Year; and (2) ten percent (10%) of the amount determined under (1) multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month.

         C. ACCOUNTING FOR EXCESS CONTRIBUTIONS. Excess Contributions shall be distributed from the Participant's Elective Contribution Account and Qualified Employer Deferral Contribution Account (if applicable) in proportion to the Participant's Elective Deferrals and Qualified Matching Contributions (to the extent used in the ADP test) for the Plan Year. Excess Contributions shall be distributed from the Participant's Qualified Nonelective Contributions only to the extent that such Excess Contributions exceed the balance in the Participant's Elective Contribution Account and Qualified Employer Deferral Contribution Account.

3.14     DISTRIBUTION OF EXCESS AGGREGATE 401(m) CONTRIBUTIONS

         A. FORFEITURE/DISTRIBUTION. Excess Aggregate 401(m) Contributions and income or loss allocable thereto (up to the date of forfeiture or distribution, as the case may be) shall be forfeited, if otherwise forfeitable under the terms of this Plan, or if not forfeitable, distributed no later than the last day of each Plan Year to Participants to whose Accounts Employee Contributions or Matching Contributions were allocated for the preceding Plan Year. If such Excess Aggregate 401(m) Contributions are distributed more than two and one-half (2 1/2) months after the last day of the Plan Year in which such excess amounts arose, a ten percent (10%) excise tax will be imposed on the Employer maintaining the Plan with respect to such amounts. Such distributions shall be made to Highly Compensated Employees on the basis of the respective portions of the Excess Aggregate 401(m) Contributions attributable to each of such Employees in the manner under Code Section 401(m)(6)(c) and its regulations. Excess Aggregate 401(m) Contributions shall be treated as annual additions under the Plan.

         B. DETERMINATION OF INCOME OR LOSS. The income or loss allocable to Excess Aggregate 401(m) Contributions is the sum of: (1) income or loss allocable to the Participant's Employee Contributions, Matching Contribution Account (if any, and if all amounts therein are not used in the average deferral percentage test) and, if applicable, Qualified Employer Deferral Contribution Account and Elective Contribution Account for the Plan Year multiplied by a fraction, the numerator of which is such Participant's Excess Aggregate 401(m) Contributions for the year and the denominator is the Participant's Account balances attributable to Contribution Percentage amounts without regard to any income or loss occurring during such Plan Year; and (2) ten percent (10%) of the amount determined under (1) multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month.

         C. MINIMUM DISTRIBUTION AMOUNT. The Excess Aggregate 401(m) Contributions to be distributed to a Participant shall be adjusted for income or loss up to the date of distribution, and, if there is a loss allocable to the Excess Aggregate 401(m) Contributions, shall in no event be less than the lesser of the Participant's Account under the Plan or the Participant's Employee Contributions and Matching Contributions for the Plan Year.

         D. ACCOUNTING FOR EXCESS AGGREGATE 401(m) CONTRIBUTIONS. Excess Aggregate 401(m) Contributions shall be distributed from the Participant's Employee Contributions, and forfeited, if otherwise forfeitable under the terms of the Plan (or, if not forfeitable, distributed), from the Participant's Matching Contributions in his Matching Contribution Account in proportion to the Participant's Employee Contributions and Matching Contributions for the Plan Year.

         E. ALLOCATION OF FORFEITURES. Amounts forfeited by Highly Compensated Employees under this Section shall be treated as annual additions under Section
3.7 of the Plan and treated as additional Employer Matching Contributions under
Section 3.2. To the extent administratively possible, the Forfeitures arising under this Section shall be segregated and allocated only after all other Forfeitures in the Plan have been allocated. Notwithstanding the foregoing, no Forfeitures arising under this Section shall be allocated to the Account of any Highly Compensated Employee.

3.15     QUALIFIED NONELECTIVE CONTRIBUTIONS

         A. AMOUNT. The Employer may elect to make Qualified Nonelective Contributions to the Plan on behalf of Non-Highly Compensated Employee Participants. If the Employer does make such contributions to the Plan, then the amount of such contributions for each Plan Year shall be determined by resolution adopted by the Employer on or before the date for filing the Employer's tax return (including extensions thereof) and shall not be subject to change as a result of a subsequent audit by the Internal Revenue Service or as a result of any subsequent adjustment of the Employer's records.

         B. ALLOCATION. Allocation of Qualified Nonelective Contributions shall be made in the ratio which each Non-Highly Compensated Employee Participant's Compensation for the Plan Year bears to the total Compensation of all Non-Highly Compensated Employee Participants for such Plan Year.

         C. AVERAGE DEFERRAL/CONTRIBUTION PERCENTAGE TESTS. In lieu of using any of the other correction materials set forth in the Plan, the Employer may make Qualified Nonelective Contributions on behalf of Non-Highly Compensated Employees that are sufficient to satisfy either the average deferral percentage tests described in Section 401(k) of the Code with the average contribution percentage tests described in Section 401(m) of the Code.

         D. SEPARATE ACCOUNT. Separate accounts for Qualified Nonelective Contributions, if any, will be maintained for each Participant. Each account will be credited with the applicable contributions and earnings thereon.

                                   ARTICLE IV
                                   VALUATIONS

4.1      VALUATION OF THE TRUST FUND/DIRECTED INVESTMENT ACCOUNTS

         The Administrator shall direct the Trustee, as of each Valuation Date, to determine the net worth of the assets comprising the Trust Fund as they exist on the Valuation Date, prior to taking into consideration any contribution yet to be allocated. In determining such net worth, the Trustee shall value the assets comprising the Trust Fund at their fair market value as of the Valuation Date and shall deduct all expenses for which the Trustee has not yet obtained reimbursement from the Employer, or the Trust Fund, as the case may be.

4.2      METHOD OF VALUATION

         In determining the fair market value of securities held in the Trust Fund which are listed on a registered stock exchange, the Administrator shall direct the Trustee to value the same at the prices they were last traded on such exchange preceding the close of business on the Valuation Date. If such securities were not traded on the Valuation Date, or if the exchange on which they are traded was not open for business on the Valuation Date, then the securities shall be valued at the prices at which they were last traded prior to the Valuation Date. Any unlisted security held in the Trust Fund shall be valued at its bid price next preceding the close of business on the Valuation Date, which bid price shall be obtained from a registered broker or an investment banker. In determining the fair market value of assets other than securities for which trading or bid prices can be obtained, the Trustee may appraise such assets itself or employ one or more appraisers for that purpose and rely on the values established by such appraiser or appraisers.

                                    ARTICLE V
                   DETERMINATION AND DISTRIBUTION OF BENEFITS

5.1      DETERMINATION OF BENEFITS UPON RETIREMENT

         Every Participant may terminate his employment with the Employer and retire for the purposes hereof on his Normal Retirement Date. Upon such Normal Retirement Date, all amounts credited to such Participant's Account shall become distributable to him in accordance with this Article. The value of the Retired Participant's Account, as of the Valuation Date coinciding with the date shares or units are redeemed, shall be used for purposes of this Section. However, a Participant may postpone the termination of his employment with the Employer to a later date, in which event the participation of such Participant in the Plan shall continue until his Late Retirement Date. Following a Participant's Normal Retirement Date, or Late Retirement Date, as the case may be, the Trustee shall distribute all amounts credited to such Participant's Account in accordance with
Section 5.5.

5.2      DETERMINATION OF BENEFITS UPON DEATH

         A. DEATH OF PARTICIPANT OR FORMER PARTICIPANT BEFORE RETIREMENT OR TERMINATION. Upon the death of a Participant or Former Participant before his Retirement Date or other termination of his employment, all amounts credited to such Participant's or Former Participant's Account as of the Valuation Date immediately following the Participant's or Former Participant's date of death shall become or continue to be fully Vested, as the case may be. As soon as administratively feasible, the Administrator shall direct the Trustee, in accordance with Sections 5.6 and 5.7 to distribute the value of the deceased Participant's or Former Participant's Account to the Participant's or Former Participant's spouse, if living, or if there is no spouse then living, or the surviving spouse consents according to Section 5.6, to any surviving Beneficiary designated by the Participant or Former Participant or, if none, to the Participant or Former Participant's estate. The value of the deceased Participant's Account as of the Valuation Date coinciding with the date shares or units are redeemed shall be used for purposes of this Section.

         B. DEATH OF TERMINATED PARTICIPANT. As soon as administratively feasible, the Trustee in accordance with the provisions of Sections 5.6 and 5.7, shall distribute all or any remaining amounts credited to the Account of such deceased Terminated Participant to such Terminated Participant's spouse, if living, or if there is no spouse living, or the surviving spouse consents according to Section 5.6, to any surviving Beneficiary designated by him, or if none, to the Terminated Participant's estate. The value of the deceased Participant's Account, as of the Valuation Date coinciding with the date shares or units are redeemed, shall be used for purposes of this Section.

         C. PROOF OF DEATH. The Administrator may require such proof of death and such evidence of the right of any person to receive payment of the value of the Account of a deceased Participant, Former Participant or Terminated Participant as the Administrator may deem prudent and necessary. The Administrator's determination of death and of the right of any person to receive payment shall be conclusive.

         D. BENEFICIARY DESIGNATION. Each Employee, upon becoming a Participant, may designate in writing a primary and contingent Beneficiary of his own choosing. Such designation shall be made in a form satisfactory to the Administrator. The Beneficiary of a Participant who is married at the time of his death shall automatically be his spouse, unless the spouse consents to a different Beneficiary according to Code Section 417(a)(2). Subject to his spouse's consent, a Participant may at any time revoke his designation of Beneficiary or change his Beneficiary by filing written notice of such revocation or change with the Administrator.

5.3      DETERMINATION OF BENEFITS UPON DISABILITY

         In the event of a Participant's Total and Permanent Disability prior to his Retirement Date or separation from service, all amounts credited to such Participant's Account as of the Valuation Date coinciding with the Participant's date of Total and Permanent Disability shall become or continue to be fully Vested, as the case may be. As soon as administratively feasible, but not later than the Anniversary Date next following the event of a Participant's Total and Permanent Disability prior to his Retirement Date or separation from service, the Trustee, in accordance with the provisions of Sections 5.5 and 5.7, shall distribute to such Participant all amounts credited to his Account as of the Valuation Date coinciding with the date shares or units are redeemed by the Participant.

5.4      DETERMINATION OF BENEFITS UPON TERMINATION

         A. DISTRIBUTION. In the event that a Participant's employment is terminated for any reason other than death, Total and Permanent Disability or retirement, the Terminated Participant's Account shall remain in the Trust and share only in the allocations of earnings and losses until such time as a distribution is made to the Terminated Participant.

         Distribution of the funds due to a Terminated Participant shall be payable to such Terminated Participant in accordance with Section 5.5 as soon as administratively feasible following termination. The value of the Terminated Participant's Account as of the Valuation Date coinciding with the date shares or units are redeemed by the Participant shall be used for purposes of this Section.

         Notwithstanding anything herein to the contrary, if an Employee terminates service, and the present value (or the value at the time of any prior distribution) of his Vested Account balance derived from Employer and Employee contributions is Five Thousand Dollars ($5,000) or less, the Terminated Participant will receive a distribution of the value of his entire Vested Account balance and the distribution will be made as soon as administratively feasible following the Participant's termination date. For purposes of this section, if the value of a Participant's Vested Account balance is zero, the Employee shall be deemed to have received an immediate distribution of such Account balance.

         A Terminated Participant's Vested Account balance may not be paid without his written consent if the present value (or the value at the time of any prior distribution) exceeds Five Thousand Dollars ($5,000).

         B. VESTING.

                  (1) BASIC CONTRIBUTION ACCOUNT AND MATCHING CONTRIBUTION ACCOUNT.

                           (a) The Vested portion of a Participant's Basic
Contribution Account and Matching Contribution Account shall be a percentage of the total amount credited to such account[s] determined on the basis of the Participant's number of Periods of Service according to the following schedule:

                                Vesting Schedule

                                     PERIODS OF SERVICE            PERCENTAGE
                                     ------------------            ----------

                                    Less than 2 years                    0%
                                      2 years                           40%
                                      3 years                           60%
                                      4 years                           80%
                                      5 years                          100%

                           (b) Service to be Credited Upon Resumption of
Employment. Upon an Employee's resumption of employment, all "Service" (as defined below) with the Employer (including Service before and after such reemployment, regardless of the period of time between the employment and reemployment) shall be counted for purposes of determining his vested interest in his Basic Contribution Account and Matching Contribution Account, if any.

                           (c) Definition of "Service". For purposes of
determining his vested interest in his Basic Contribution Account and Matching Contribution Account, "Service" means the aggregate of the period or periods during which the Participant or Former Participant was an Employee with the Employer, as measured from an Employee's Employment Date through the Employee's Separation Date, subject to the following rules:

                                    (1) "Service" shall also include any periods
of absence from active employment followed by a Separation Date, and periods of approved leaves of absence granted in accordance with a nondiscriminatory leave policy; provided, however, that if the Participant or Former Participant does not resume status as an Employee of the Employer at the time agreed upon by the Employer and the Participant, the Participant shall be deemed to be discharged at such time.

                                    (2) "Service" includes an Employee's period
of employment with an Affiliated Employer if the Affiliated Employer elects to join the Plan. For this purpose, the Service would include the Employee's employment with the Affiliated Employer, both prior to and after it became an Affiliated Employer.

                           (d) For purposes of this Article, the following terms
are defined:

                                    (i) "Employment Date" means the first day on
which the Employee performs an Hour of Service.

                                    (ii) "Separation Date" means the
earliest of:

                                            (a) Any date on which an Employee's
employment with the Employer terminates by reason of voluntary termination, discharge, retirement or death; or

                                            (b) The expiration (other than by
reason of the performance of an Hour of Service) of a leave of absence that has lasted at least twelve consecutive months.

                           (e) Special Rules for Employees who are transferred
from the payroll of Marriott to the Employer on March 27, 1998. The "Service" of any Employee who (i) was employed by Marriott or one of its subsidiaries on March 27, 1998 and (ii) is transferred onto the payroll of the Employer on March 27, 1998 shall be determined by including any Service with Marriott or its subsidiaries.

                           (f) Special Rules for Employees who are transferred
from the payroll of Marriott to the Employer on or between March 28, 1998 and March 27, 1999. Notwithstanding the foregoing, in the case of an Employee who
(i) was employed by Marriott or one of its subsidiaries on March 27, 1998 and
(ii) is transferred onto the payroll of the Employer on or between March 28, 1998 and March 27, 1999, the Employee's most recent date of hire with Marriott or its subsidiary shall be treated as the Employment Date and his Service shall be counted accordingly.

                  (2) OTHER ACCOUNTS. The interest of each Participant in the assets of the Trust Fund derived from Elective Deferrals, Matching Contributions, After-Tax Savings, Qualified Matching Contributions, Qualified Nonelective Contributions and Rollover Contributions, as the case may be, including Forfeitures and earnings or losses thereon, shall be one hundred percent (100%) Vested at all times.

                  (3) The non-Vested portion of a Participant's Basic Contribution Account and Matching Contribution Account shall be forfeited at the time a Participant terminates employment. The amount forfeited will be based on the Valuation Date immediately preceding the date the Participant terminates employment.

         C. NO REDUCTION OF ACCRUED BENEFIT. No amendment to the Plan shall be effective to the extent that it has the effect of decreasing a Participant's accrued benefit. Notwithstanding the preceding sentence, a Participant's Account may be reduced to the extent permitted under Section 412(c)(8) of the Code. A Plan amendment which has the effect of decreasing a Participant's Account or eliminating an optional form of benefit, with respect to benefits attributable to service before the amendment, shall be treated as reducing an accrued benefit. Furthermore, no amendment to the Plan shall have the effect of decreasing a Participant's Vested interest determined without regard to such amendment as of the later of the date such amendment is adopted or the date it becomes effective.

         D. AMENDMENTS TO VESTING SCHEDULE. If the Plan's vesting schedule is amended, or if the Plan is deemed amended by an automatic change to or from a top-heavy vesting schedule, or the Plan is amended in any way that directly or indirectly affects the computation of the Participant's nonforfeitable percentage, each Participant with at least five (5) Periods of Service with the Employer may elect, within a reasonable period after the adoption of the amendment or change, to have the nonforfeitable percentage computed under the Plan without regard to such amendment or change. The period during which the election may be made shall commence with the date the amendment is adopted or deemed to be made and shall end on the latest of (1) sixty (60) days after the adoption date of the amendment, (2) sixty (60) days after the effective date of the amendment, or (3) sixty (60) days after the date the Participant receives written notice of the amendment from the Employer or Administrator.

         E. ACCOUNT RESTORATION UPON REEMPLOYMENT. If a Terminated Participant receives or is deemed to receive a distribution pursuant to Section 5.5, subsection A, and the Employee resumes employment covered under this Plan, the Employee's employer-derived Account balance will be restored to the amount on the date of distribution if the Terminated Participant repays to the Plan the full amount of his distribution before the earlier of five (5) years after the first date on which the Terminated Participant is subsequently reemployed by the Employer, or the date he incurs five (5) consecutive One-Year Breaks in Service after the distribution. The Participant's Account shall be restored by crediting the amount of his repayment plus any amount actually forfeited by him (which shall be credited out of current Forfeitures). If the repayment and current Forfeitures are insufficient to restore the Participant's Account, the Employer shall make an additional contribution sufficient to do so.

5.5      DISTRIBUTION OF BENEFITS GENERALLY

         A. OPTIONAL FORMS OF DISTRIBUTION. Subject to the options listed below, a Participant (or a deceased Participant's Beneficiary) shall have the right to choose the form of his distribution. Notwithstanding the foregoing, each Participant who selects the annuity option shall be subject to a reasonable administrative fee in order to offset the costs of obtaining various annuity quotes from insurance companies. The fee will be withdrawn from the Participant's Aggregate Account and applied against the Trustee fees. The Administrator shall direct the Trustee to distribute to the Participant or his Beneficiary the amount to which he is entitled under the Plan in either of the following methods:

                  (1) One lump-sum payment; or

                  (2) Payment in monthly, quarterly, semi-annual, or annual cash installments or installments in any amount or over any period of time specified by the Participant. The period for such distribution shall not exceed the Participant's life expectancy at the date such payments commence, or the joint life and last survivor expectancy of the Participant and his Beneficiary; or

                  (3) Purchase of an annuity (such annuity shall be a Qualified Joint and Survivor Annuity for a married Participant unless waived pursuant to
Section 5.5, subsection B(3)); or

                  (4) For benefits accrued before January 1, 1994, variable payment accounts with regulated companies.

         B. QUALIFIED JOINT AND SURVIVOR ANNUITY ("QJSA") FOR MARRIED PARTICIPANTS.

                  (1) GENERAL RULES. If elected by a Participant, a married Participant's Vested Account will be paid in the form of a Qualified Joint and Survivor Annuity. The Participant may retire on the Plan's earliest retirement date. If the present value (or the value at the time of any prior distribution) (as determined under Section 417(e)(3) of the Code) of the Qualified Joint and Survivor Annuity exceeds Five Thousand Dollars ($5,000), and the Participant and the Participant's spouse (or where the Participant or surviving spouse have died, the survivor), if any, consent in writing to a distribution, the Plan may immediately distribute the present value of such annuity. The present value of a Qualified Joint and Survivor Annuity or life annuity will be immediately distributed if such value does not (or at the time of any prior distribution, did not) exceed Five Thousand Dollars ($5,000). No distribution may be made under the preceding sentence after the Participant's Retirement Date unless the Participant and the Participant's spouse, if any, consent in writing to such distribution.

                  (2) REQUIRED NOTICE. In the case of a QJSA, the Administrator shall, no less than seven (7) days and no more than ninety (90) days prior to each Participant's annuity starting date, provide each Participant a written explanation of: (a) the terms and conditions of a QJSA; (b) the Participant's right to make and the effect of an election to waive the QJSA form of benefit;
(c) the rights of a Participant's spouse; and (d) the right to make, and the effect of, a revocation of a previous election to waive the QJSA.

                  (3) WAIVER. A married Participant who has selected a QJSA may elect to waive the QJSA payment option. The waiver must be made within ninety
(90) days before the first day of the first period for which an amount is paid as an annuity. Any waiver of a QJSA shall not be effective unless: (a) the Participant's spouse consents in writing to the election; (b) the election designates a specific Beneficiary, including any class of Beneficiaries or any contingent Beneficiaries, which may not be changed without spousal consent (or the spouse expressly permits designations by the Participant without any further spousal consent); (c) the spouse's consent acknowledges the effect of the election; and (d) the spouse's consent is witnessed by a Plan representative or notary public. Additionally, a Participant's waiver of the QJSA shall not be effective unless the election designates a form of benefit payment which may not be changed without spousal consent (or the spouse expressly permits designations by the Participant without any further spousal consent). If it is established to the satisfaction of a Plan representative that there is no spouse or that the spouse cannot be located, spousal consent need not be obtained.

                  Any consent by a spouse obtained under this provision (or establishment that the consent of a spouse may not be obtained) shall be effective only with respect to such spouse. A consent that permits designations by the Participant without any requirement of further consent by such spouse must acknowledge that the spouse has the right to limit consent to a specific Beneficiary, and a specific form of benefit where applicable, and that the spouse voluntarily elects to relinquish either or both of such rights. A revocation of a prior waiver may be made by a Participant without the consent of the spouse at any time before the commencement of benefits. The number of revocations shall not be limited. No consent obtained under this provision shall be valid unless the Participant has received notice as provided in (2), above.

                  (4) DEATH. In the event a married Participant who has selected a QJSA dies before his annuity starting date (which is the first period for which an amount is paid as an annuity), the Participant's surviving spouse will be entitled to a qualified preretirement survivor annuity as described in subsection (C).

         C. QUALIFIED PRE-RETIREMENT SURVIVOR ANNUITY.

                  (1) GENERAL RULES.

                           (a) Death On Or After Earliest Retirement Date. If a
married Participant selects a QJSA and dies before the annuity starting date, but on or after the Plan's earliest retirement date, the Participant's surviving spouse, if any, will receive the benefit described in Section 5.5, subsection C(3).

                           (b) Death Before Earliest Retirement Date. If a
married Participant selects a QJSA and dies before the annuity starting date, but before the Plan's earliest retirement date, the Participant's surviving spouse, if any, will receive the benefit described in Section 5.3, subsection C(3).

                  (2) COMMENCEMENT. The surviving spouse may elect to commence payment under this option within a reasonable period after the Participant's death. The actuarial value of benefits which commence later than the date on which payments would have been made to the surviving spouse under a Qualified Joint and Survivor Annuity in accordance with this Section shall be adjusted to reflect the delayed payment.

                  Pursuant to subsection (3), the surviving spouse will begin to receive payment on the first day of the month in which the Participant would have reached the Plan's earliest retirement date had he survived to such date. Benefits commencing after the Plan's earliest retirement date will be the actuarial equivalent of the benefit to which the surviving spouse would have been entitled if benefits had commenced on that date as an immediate Qualified Joint and Survivor Annuity in accordance with subsection (3)(b).

                  (3) AMOUNT OF QUALIFIED PRERETIREMENT SURVIVOR ANNUITY. The Plan shall provide a "Qualified Preretirement Survivor Annuity" to the surviving spouse of a Participant in an amount which is equal to the value of the Participant's Vested Aggregate Account and which would be payable as a survivor annuity under the Plan if:

                           (a) In the case of a Participant who dies after
reaching the Plan's earliest retirement date, as if he had retired with an immediate Qualified Joint and Survivor Annuity on the day before his death; or

                           (b) In the case of a Participant who dies on or
before reaching the Plan's earliest retirement date, as if he had (i) separated from service on his date of death; (ii) survived to the Plan's earliest retirement date; (iii) retired with an immediate Qualified Joint and Survivor Annuity at the Plan's earliest retirement date; and (iv) died the next day.

                  (4) IMMEDIATE DISTRIBUTION OF VESTED ACCOUNT. Notwithstanding the foregoing, if the present value (or the value at the time of any prior distribution, if any) (as determined under Section 417(e)(3) of the Code) of a Qualified Preretirement Survivor Annuity exceeds Five Thousand Dollars ($5,000), and the surviving spouse consents in writing to a distribution, the Plan may immediately distribute the present value of such annuity. The present value of the annuity for the life of the surviving spouse will be immediately distributed if the present value (and the value at the time of any prior distribution, if any) does not exceed Five Thousand Dollars ($5,000).

                  (5) SPOUSAL WAIVER AFTER PARTICIPANT'S DEATH. If a Participant dies before his Retirement Date after having elected a Qualified Joint and Survivor Annuity and if the value (or the value at the time of any prior distribution) of the Participant's Vested Account balance exceeds Five Thousand Dollars ($5,000), the Administrator may distribute such Account balance, as of any Valuation Date after the Participant's death, to the surviving spouse in one lump-sum payment, if the spouse consents in writing to such distribution. Any spousal consent under this paragraph must be witnessed by the Administrator or a notary public and must acknowledge the effect of the consent.

         D. DELEGATING CHOICE TO BENEFICIARY. In addition to making the elections provided above, a Participant may give his Beneficiary the right to elect how his Account will be distributed to the Beneficiary if the Participant dies before receiving his entire Account or commencing to receive his Account. In such event, the Beneficiary will have the same rights as the Participant had when alive, except that if the Participant dies after distribution of his interest has commenced, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant's death.

         E. DISTRIBUTION OF AFTER-TAX SAVINGS ACCOUNT. Distribution under any of the payment options provided under Section 5.5 shall, if requested by the Participant and to the extent consistent with such payment option, consist first of the Participant's After-Tax Savings. These After-Tax Savings shall be nontaxable to the Participant provided that they do not exceed the amount of all After-Tax Savings deposited by the Participant into the Trust Fund before January 1, 1987. After the amount of After-Tax Savings so distributed equals the amount of all After-Tax

Savings deposited by the Participant into the Trust Fund before January 1, 1987 and not previously distributed, a portion of all future distributions shall be treated as consisting in part of taxable earnings, determined in accordance with
Section 72(e) of the Code.

         F. MODE OF PAYMENT. Distributions may be in cash or employer securities, except that any distribution of employer securities shall be limited to the amount of such securities credited to the Participant's Account under the Marriott Stock Fund or the Sodexho Marriott Fund.

         G. MINIMUM DISTRIBUTION RULES. Notwithstanding anything herein to the contrary, all distributions required under this Section 5.5 shall be determined and made in accordance with the Income Tax Regulations under Section 401(a)(9) of the Code, including the minimum distribution incidental benefit requirement of Section 1.401(a)(9)-2 of the regulations. The provisions of Code Section 401(a)(9) as in effect from time to time, and the regulations thereunder, are incorporated herein by reference.

         H. COMMENCEMENT. Distributions from a Participant's Account shall commence as soon as administratively feasible after a Participant separates from service for any reason. In no event will distributions from a Participant's Account commence later than the Participant's required beginning date.

         I. NON-LUMP SUM DISTRIBUTION RULES. If the Participant's interest is to be distributed in other than a lump sum, the following minimum distribution rules shall apply on or after the required beginning date:

                  (1) If a Participant's benefit is to be distributed over (a) a period not extending beyond the life expectancy of the Participant or the joint life and last survivor expectancy of the Participant and the Participant's designated beneficiary, or (b) a period not extending beyond the life expectancy of the designated beneficiary, then the amount required to be distributed for each calendar year, beginning with distributions for the first distribution calendar year, must at least equal the quotient obtained by dividing the Participant's benefit by the applicable life expectancy.

                  (2) The amount to be distributed each year, beginning with distributions for the first distribution calendar year shall not be less than the quotient obtained by dividing the Participant's benefit by the lesser of (a) the applicable life expectancy or (b) if the Participant's spouse is not the designated beneficiary, the applicable divisor determined from the table set forth in Section 1.401(a)(9)-2 of the Income Tax Regulations. Distributions after the death of the Participant shall be made using the applicable life expectancy in paragraph (1) above as the relevant divisor without regard to Regulations Section 1.401(a)(9)-2.

                  (3) The minimum distribution required for the Participant's first distribution calendar year shall be made on or before the Participant's required beginning date. The minimum distribution for other calendar years, including the minimum distribution for the distribution calendar year in which the Employee's required beginning date occurs, shall be made on or before December 31 of that distribution calendar year.

         J. DEFINITIONS REGARDING DISTRIBUTIONS UNDER SECTIONS 5.5 AND 5.6.

                  (1) Applicable Life Expectancy: The life expectancy (or joint and last survivor expectancy) calculated using the attained age of the Participant (or designated beneficiary) as of the Participant's (or designated beneficiary's) birthday in the applicable calendar year.

                  (2) Designated Beneficiary: The individual who is designated as the Beneficiary under the Plan in accordance with Code Section 401(a)(9) and the Regulations thereunder.

                  (3) Distribution Calendar Year: A calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant's required beginning date. For distributions beginning after the Participant's death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin.

                  (4) Life Expectancy: Life Expectancy and joint and last survivor expectancy are computed by use of the expected return multiples in
Section 1.72-9 of the Income Tax Regulations.
Life Expectancies shall be recalculated annually.

                  (5) Participant's Benefit:

                           (a) The Account balance as of the last valuation date
in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year) increased by the amount of any contributions or Forfeitures allocated to the Account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date.

                           (b) For purposes of paragraph (5)(a) above, if any
portion of the minimum distribution for the first Distribution Calendar Year is made in the second Distribution Calendar Year on or before the required beginning date, the amount of the minimum distribution made in the second Distribution Calendar Year shall be treated as if it had been made in the immediately preceding Distribution Calendar Year.

                  (6) Required Beginning Date: A Participant's Required Beginning Date is the first day of April following the later of: (i) the calendar year in which the Participant attains age seventy and one-half (70 1/2) or (ii) the calendar year in which the Participant terminates employment with the Employer. Notwithstanding the foregoing, the required beginning date of a Participant who is a 5% owner within the meaning of Code Section 416 shall be April 1st following the calendar year in which the Participant turned 70 1/2.

         K. MULTIPLE DISTRIBUTIONS. In the event a Participant retires, dies or incurs a Total and Permanent Disability during a Plan Year, the Participant may be eligible to receive an allocation of the Employer Discretionary Contribution made for that Plan Year pursuant to Section 3.1. In the event the Participant has received a distribution of his Account when the Employer Discretionary Contribution is awarded, the Participant shall be entitled to an additional distribution to be made as soon as administratively feasible after the close of the Fiscal Year.

5.6      DISTRIBUTION OF BENEFITS UPON DEATH

         A. BENEFICIARY. The death benefit shall be paid to the Participant's surviving spouse, or, if there is no surviving spouse or the surviving spouse consents, to the Designated Beneficiary. The spouse's consent shall be effective only if the spouse consents in writing, the consent acknowledges the effect of the election contained therein, and it is witnessed by the Administrator or a notary public. Any consent by a spouse obtained under this provision (or establishment that the consent of the spouse may not be obtained) shall be effective only with respect to such spouse. A consent that permits designations by the Participant without any requirement of further consent by such spouse must acknowledge that the spouse has the right to limit consent to a specific Beneficiary, and a specific form of benefit, where applicable, and that the spouse voluntarily elects to relinquish either or both of such rights. A revocation of a prior waiver may be made by a Participant without the consent of the spouse at any time before the commencement of benefits. The number of revocations shall not be limited.

         The death benefit shall be paid in one of the optional methods set forth in Section 5.5, to be determined by either the Participant through use of a designation of Beneficiary form or the Participant's named Beneficiary, if no method has been selected by the Participant. The death benefit shall be paid as soon as administratively feasible after the Beneficiary's election and in accordance with Section 5.5, subsection K.

         B. DEATH BEFORE DISTRIBUTION COMMENCES. If a Participant dies before distribution of his interest begins, distribution of the Participant's entire interest shall be completed by December 31 of the calendar year containing the fifth (5th) anniversary of the Participant's death, except to the extent that an election is made to receive distributions in accordance with (1) or (2) below:

                  (1) If any portion of the Participant's interest is payable to a Designated Beneficiary, distributions may be made in substantially equal installments over the life or over a period certain not greater than the life expectancy of the Designated Beneficiary beginning on or before December 31 of the calendar year immediately following the calendar year in which the Participant died; or

                  (2) If the Designated Beneficiary is the Participant's surviving spouse, the date distributions are required to begin in accordance with (1) above shall not be earlier than the later of (a) December 31 of the calendar year immediately following the calendar year in which the Participant died and (b) December 31 of the calendar year in which the Participant would have attained age seventy and one half (70 1/2).

                  If the Participant has not made an election pursuant to this
Section 5.6 by the time of his death, the Participant's Designated beneficiary must elect the method of distribution no later than the earlier of (1) December 31 of the calendar year in which distributions would be required to begin under this section or (2) December 31 of the calendar year which contains the fifth
(5th) anniversary of the date of death of the Participant. If the Participant has no Beneficiary, or if the Designated Beneficiary does not elect a method of distribution, distribution of the Participant's entire interest must be completed by December 31 of the calendar year containing the fifth (5th) anniversary of the Participant's death.

         C. DEATH AFTER DISTRIBUTION COMMENCES. If a Participant dies after distribution of his interest has begun, the remaining portion of his Account shall be distributed at least as rapidly as under the method of distribution being used prior to the Participant's death.

         D. DEATH OF SPOUSE. If the surviving spouse dies after the Participant, but before payments to such spouse begin, the provisions of this Section, with the exception of subsection C, shall be applied as if the surviving spouse were the Participant.

         E. PAYMENT TO CHILDREN. Any amount paid to a child of the Participant will be treated as if it had been paid to the surviving spouse if the amount becomes payable to the surviving spouse when the child reaches the age of majority.

         F. BEGINNING DATE OF DISTRIBUTION. Distribution of a Participant's interest is considered to begin on the Participant's Required Beginning Date (as defined in Section 5.5) (or, if Section 5.6 above is applicable, the date distribution is required to begin to the surviving spouse pursuant to Section
5.6 above).
The definitions of Section 5.5 shall apply for purposes of this Section 5.6.

5.7      TIME OF SEGREGATION OR DISTRIBUTION

         Whenever the Trustee is to make a distribution or to commence a series of payments on or as of any Valuation Date, the distribution or series of payments may be made or begun on such date or as soon thereafter as is practicable, but in no event later than one hundred eighty (180) days after the Valuation Date. Except, however, unless otherwise elected in writing by the Terminated Participant (such election may not result in a death benefit that is more than incidental), a distribution as the result of Normal or Late Retirement shall begin not later than the 60th day after the close of the Plan Year in which the latest of the following events occurs: (1) the date on which a Class A or Class B Participant attains age forty-five (45) or fifty-five (55), respectively, or (2) the 10th anniversary of the year in which the Participant commenced participation in the Plan, or (3) the date the Participant terminates his service with the Employer.

         Elective Deferrals, Qualified Nonelective Contributions and Qualified Matching Contributions, and income or loss allocable to each, are not distributable to a Participant or his Beneficiary or Beneficiaries, in accordance with such Participant's or Beneficiary's election, earlier than upon separation from service, death or Total and Permanent Disability of the Participant. Such amounts may also be distributed upon: (1) termination of the Plan without establishment of another defined contribution plan, (2) the disposition by a corporation to an unrelated corporation of substantially all of the assets (within the meaning of Section 409(d)(2) of the Code) used in a trade or business of such corporation if such corporation continues to maintain this Plan after the disposition, but only with respect to Employees who continue employment with the corporation acquiring such assets, (3) the disposition by a corporation to an unrelated entity of such corporation's interest in a subsidiary (within the meaning of Section 409(d)(3) of the Code) if such corporation continues to maintain this Plan, but only with respect to Employees who continue employment with such subsidiary, or (4) the Participant's attainment of age fifty-nine and one-half (59 1/2). Elective Deferrals, and the income allocable thereto, may also be distributed pursuant to Section 5.11 upon the hardship of a Participant.

5.8      DISTRIBUTION TO MINOR BENEFICIARY

         If a distribution is to be made to a minor, then the Administrator may direct that such distribution be paid to the legal guardian, or if none, to a parent of such Beneficiary or a responsible adult with whom the Beneficiary maintains his residence, or to the custodian for such Beneficiary under the Uniform Gifts to Minors Act, Gifts to Minors Act, or Uniform Transfers to Minors Act, if such is permitted by the laws of the state in which the Beneficiary resides. Such a payment to the legal guardian or parent of a minor Beneficiary or to the custodian shall fully discharge the Trustee, Employer, and Plan from further liability on account thereof.

5.9      LOCATION OF PARTICIPANT OR BENEFICIARY UNKNOWN

         In the event that benefit payments owing to a Participant or his Beneficiary have not been claimed by the Participant within three (3) years of the date on which such benefits first became payable, the Administrator shall, at the end of the Fiscal Year during which such three (3) year anniversary occurs treat the amount as a Forfeiture and add it to the Employer Matching Contribution. If subsequent to such reallocation, the Participant or his Beneficiary entitled to such benefits makes claim therefor, the Administrator shall promptly pay such forfeited benefit. Funds with which to pay any such benefits shall be provided as set forth in Section 3.6, subsection B(2).

5.10     PRE-RETIREMENT DISTRIBUTION

         A. WITHDRAWAL OF ADDITIONAL AFTER-TAX SAVINGS. A Participant or Former Participant may withdraw his Additional After-Tax Savings at any time and continue to participate in the Plan after such withdrawal. Such withdrawal shall be made in a single lump sum payment and shall be based on the Account balances as of the Valuation Date coinciding with the date shares or units are redeemed by the Participant.

         B. WITHDRAWAL OF BASIC AFTER-TAX SAVINGS. A Participant or Former Participant may withdraw his Basic After-Tax Savings at any time. However, upon withdrawing such Basic After-Tax Savings, the Participant shall cease to participate in the Plan and shall in all respects become a Former Participant, except as otherwise provided in subsection C. Such withdrawal shall be made in a single lump sum payment and shall be based on the Account balance as of the Valuation Date coinciding with the date shares or units are redeemed by the Participant.

         C. DISTRIBUTIONS UPON ATTAINMENT OF AGE 59 1/2. At such time as a Participant or Former Participant shall have attained the age of fifty-nine and one-half (59 1/2) years, he may elect to withdraw the entire Vested balance of his Account. The Administrator shall, upon receiving a written election from the Participant, direct the Trustee to distribute the entire Vested amount then credited to the Participant's Account as of the Valuation Date coinciding with the date shares or units are redeemed by the Participant. In the event that the Participant or Former Participant elects to take such a distribution, the Participant shall continue to be eligible to participate in the Plan on the same basis as any other Employee.

5.11     ADVANCE AGAINST DISTRIBUTION FOR FINANCIAL NEED

         In accordance with uniform principles consistently applied, the Administrator may direct the Trustee to distribute to any Participant or his Beneficiary in any one (1) Fiscal Year all Elective Deferrals, together with income allocable to Elective Deferrals credited to such Participant's Elective Contribution Account as of December 31, 1988, plus the amount of the Participant's Elective Deferrals after December 31, 1988; provided the Participant has an immediate and heavy financial need and other resources are not reasonably available to meet the need. A distribution pursuant to this Section may not exceed the total value of a Participant's Elective Deferrals if the total value falls below the December 31, 1988, level. Distribution of Vested benefits under this Section shall be authorized only for the expenses (1) listed under Treas. Reg. (S)1.401(k)-1(d)(2)(iv)(A) which is incorporated by reference or (2) events set forth by the Administrator in writing.

         A distribution pursuant to this Section shall be deemed to be made as of the Valuation Date coinciding with the date shares or units are redeemed and the Participant's Account shall be reduced accordingly.

         A distribution will be deemed necessary to satisfy one of the immediate and heavy financial needs described above if the Administrator reasonably relies upon a Participant's representation that the need cannot be met through the following means: (1) by reimbursement or compensation by insurance or otherwise;
(2) by reasonable liquidation of the Participant's assets, to the extent the liquidation does not itself cause an immediate and heavy financial need; (3) by cessation of the Participant's elective contributions, if any; or (4) by other distributions or nontaxable loans from plans maintained by the Employer or by any other employer, or by borrowing from commercial sources on reasonable commercial terms.

         A Participant will also be deemed to lack other resources reasonably available to meet an immediate and heavy financial need if all of the following requirements are satisfied: (1) the Participant has obtained all distributions, other than hardship distributions, and all non-taxable loans available under all plans maintained by the Employer; (2) all plans maintained by the Employer provide that the Participant's elective contributions, if any, are suspended for a minimum of twelve months after receipt of the hardship distribution; (3) the distribution is not in excess of the amount of an immediate and heavy financial need and (4) all plans maintained by the Employer provide that the maximum amount of elective contributions for the Participant for the tax year following the tax year in which he receives the hardship distribution is the excess of the limitation described in Section 3.3, for that tax year over his Elective Deferrals for the tax year in which he receives the hardship distribution. Notwithstanding the foregoing, a Participant who receives a hardship shall be prohibited for twelve months from the date of a distribution from electing any Elective Deferrals or making contributions of Basic or Additional After-Tax Savings under this Plan or making any employee contributions under any deferred compensation plan of the Employer.

5.12     DISTRIBUTION PURSUANT TO QUALIFIED DOMESTIC RELATIONS ORDER

         A Qualified Domestic Relations Order (hereinafter "QDRO") may provide for the payment to an alternate payee (i.e., a person other than the Participant) of all or part of the benefits payable to a Participant from his Account. A QDRO may require that such an alternate payee begin receiving payments on or after he attains the "earliest retirement age" (as defined under Code Section 414(p)(2)(B)) under the Plan, regardless of whether the Participant whose benefits he is receiving has separated from service with the Employer.

         All such payments pursuant to a QDRO shall be subject to reasonable rules and regulations promulgated by the Administrator respecting the time of payment pursuant to such order and the valuation of the Participant's Account from which payment is made, provided that all such payments are made in accordance with such order and Section 414(p) of the Code. Notwithstanding the foregoing, any alternate payee who is awarded Plan assets is entitled to receive a pro rata portion of each fund in which the Participant has invested, based on the aggregate amount awarded to the Alternate Payee from the Participant's Aggregate Account.

5.13     DIRECT ROLLOVER DISTRIBUTION.

         A. GENERAL RULE. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this section, a Distributee may elect, at the time and in the manner prescribed by the Trustee, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

         B. DEFINITIONS.

                  (1) "Eligible Rollover Distribution" means any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                  (2) "Eligible Retirement Plan" means an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in
Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

                  (3) "Distributee" means an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are Distributees with regard to the interest of the spouse or former spouse.

                  (4) "Direct Rollover" means a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.


                                   ARTICLE VI
                          MULTIPLE-EMPLOYER PROVISIONS

6.1      ADOPTION BY OTHER COMPANIES.

         Subject to the approval of the Employer, the Plan may be adopted by any other Affiliated Employer (hereinafter in this Article VI referred to as a "Participating Company"). Such adoption and approval shall be evidenced by the execution of an adoption agreement by the Employer and the Participating Company.

6.2      PARTICIPATION.

         The participation of any Participating Company in the Plan shall become effective as of the date an adoption agreement is executed and approved as provided in Section 6.1, or on such other date as may be set forth in the adoption agreement.

6.3      ADMINISTRATION.

         The term "Employer" as used in this Article and in Article VIII, pertaining to administration of the Plan, refers only to Sodexho Marriott Services, Inc. and the Administrator appointed by Sodexho Marriott Services, Inc., although any other Participating Company may appoint its own separate committee, or otherwise act, to administer the Plan. Unless the Employer otherwise so states in its instructions to the Trustee, its directives to the Trustee shall apply to the entire Trust, without distinction as to the portion thereof contributed by any one Participating Company.

6.4      TRANSFER.

         Any Participating Company shall have the right to transfer its participation in the Plan and the portion of the assets of the Trust attributable thereto to a separate plan established solely for the benefit of employees of that Participating Company. Such a transfer may be made without the consent of the Employer or any other Participating Company, but shall be subject to the right of the Employer to review the transferee plan, summary plan description, and application for Internal Revenue Service determination letter with respect to the transfer and/or the transferee plan, and to require, as a condition precedent to any transfer of funds, delivery of: (i) a favorable Internal Revenue Service determination letter with respect to the transfer and/or the transferee plan covering the effective date of the transfer (or, alternatively, in the discretion of the Employer, evidence that such determination letter was timely requested, together with an undertaking of the Participating Company to take any action required by the Internal Revenue Service to cause the Plan to be qualified retroactively to the effective date of the transfer), and/or (ii) an opinion of counsel for the Participating Company to the effect that the transferee plan does not constitute an amendment of the transferor plan which would: (A) divest participants of previously vested benefits, (B) reduce, restrict or eliminate any protected benefits, or (C) contain any adverse vesting changes without providing the required participant election. The effective date of such transfer shall be as set forth in a written transfer notice delivered by the Participating Company to the Employer and the Trustee (except that such effective date may not be earlier than thirty (30) days following delivery of such transfer notice, except as the Employer and the Participating Company otherwise mutually agree). As of the effective date of the transfer, contributions to this Plan shall cease, and, in the event of the death or other termination of employment of any affected Participant, his benefits shall be paid by, and determined solely by reference to, the transferee plan.

         As interim measures prior to the actual transfer of funds to the transferee plan: (i) the Employer or the Participating Company may direct the Trustee to hold the portion of the Trust assets attributable to the Participating Company in a separate account (within the Trust) for the exclusive benefit of the affected Participants, and (ii) the Employer may direct the Trustee either to transfer from such portion to the transferee plan such Trust assets as may be needed to pay benefits or otherwise meet the operating needs of the transferee plan, or pay such benefits and expenses directly from such portion without transfer.

         The Employer may require a Participating Company to implement a transfer in the manner above described; failure of the Participating Company to implement such a transfer within a reasonable period of time after notification by the Employer shall be deemed to be a termination of the Plan (to the extent of the participation therein by the Participating Company) pursuant to Section 6.5.

6.5      TERMINATION.

         A Participating Company may terminate its participation in the Plan or discontinue its contributions at any time. Any such termination or discontinuance of contributions shall operate only as to the Participants employed by that Participating Company.

                                   ARTICLE VII
                       TOP HEAVY RULES AND ADMINISTRATION

7.1      TOP HEAVY PLAN REQUIREMENTS

         For any Top Heavy Plan Year, the provisions of Sections 7.2 and 7.3 will supersede any conflicting provisions in the Plan, and the Plan shall provide the following: (1) a minimum allocation to all Participants who are Non-Key Employees meeting the requirements of Code Section 416(c); and (2) vesting provisions meeting the requirements of Code Section 416(b).

7.2      DETERMINATION OF TOP HEAVY STATUS

         A. TOP HEAVY PLAN. The Plan shall be a Top Heavy Plan for any Plan Year in which, as of the Determination Date, any of the following conditions exists:

                  (1) If the Top-Heavy Ratio for this Plan exceeds sixty percent (60%) and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans;

                  (2) If this Plan is a part of a Required Aggregation Group of plans but not part of a Permissive Aggregation Group and the Top Heavy Ratio for the Required Aggregation Group exceeds sixty percent (60%); or

                  (3) If the Plan is a part of a Required Aggregation Group and part of a Permissive Aggregation Group of plans and the Top Heavy Ratio for the Permissive Aggregation Group exceeds sixty percent (60%).

         B. TOP HEAVY RATIO.

                  (1) If the Employer maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and the Employer has not maintained any defined benefit plan which during the 5-year period ending on the Determination Date(s) has or has had accrued benefits, the Top Heavy Ratio for this Plan alone or for the Required or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of the Aggregate Accounts of all Key Employees as of the Determination Date(s) (including any part of any Account balance distributed in the 5-year period ending on the Determination Date(s)), and the denominator of which is the sum of all Aggregate Accounts (including any part of any Account balance distributed in the 5-year period ending on the Determination Date(s)), both computed in accordance with
Section 416 of the Code and the regulations thereunder. Both the numerator and denominator of the Top Heavy Ratio are increased to reflect any contribution not actually made as of the Determination Date, but which is required to be taken into account on that date under Section 416 of the Code.

                  (2) If the Employer maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and the Employer maintains or has maintained one or more defined benefit plans which during the 5-year period ending on the Determination Date(s) has or has had any accrued benefits, the Top Heavy Ratio for any Required or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of Aggregate Accounts under the aggregated defined contribution plan or plans for all Key Employees, determined in accordance with (1) above, and the Present Value of Accrued Benefits under the aggregated defined benefit plan or plans for all Key Employees as of the Determination Date(s), and the denominator of which is the sum of the Aggregate Accounts under the aggregated defined contribution plan or plans for all participants, determined in accordance with (1) above, and the Present Value of Accrued Benefits under the defined benefit plan or plans for all participants as of the Determination Date(s), all determined in accordance with Section 416 of the Code and the regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the Top Heavy Ratio are increased for any distribution of an accrued benefit made in the 5-year period ending on the Determination Date.

                  (3) For purposes of (1) and (2) above, the value of Aggregate Account balances and the Present Value of Accrued Benefits will be determined as of the most recent valuation date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in Section 416 of the Code for the first and second plan years of a defined benefit plan. The Aggregate Account balances and accrued benefits of a Participant (1) who is not a Key Employee but who was a Key Employee in a prior year, or (2) who has not been credited with at least one Hour of Service with any Employer maintaining the Plan at any time during the 5-year period ending on the Determination Date will be disregarded. The calculation of the Top Heavy Ratio, and the extent to which distributions, rollovers and transfers are taken into account will be made in accordance with Section 416 of the Code. Deductible employee contributions will not be taken into account for purposes of computing the Top Heavy Ratio. When aggregating plans, the value of Aggregate Account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

         C. SUPER TOP HEAVY PLAN. The Plan shall be a Super Top Heavy Plan for any Plan Year in which, as of the Determination Date, any of the following conditions exists:

                  (1) If the Top Heavy Ratio for this Plan exceeds ninety percent (90%) and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of Plans; or

                  (2) If this Plan is part of a Required Aggregation Group of plans but not part of a Permissive Aggregation Group and the Top Heavy Ratio for the Required Aggregation Group of plans exceeds ninety percent (90%); or

                  (3) If this Plan is a part of a Required Aggregation Group and part of a Permissive Aggregation Group of plans and the Top Heavy Ratio for the Permissive Aggregation Group exceeds ninety percent (90%).

         D. DETERMINATION OF ACCRUED BENEFIT. Solely for the purpose of determining if the Plan, or any other plan included in a Required Aggregation Group of which this Plan is a part, is top heavy, the accrued benefit of a Participant, other than a Key Employee, shall be determined (1) under the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or (2) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Section 411(b)(1)(C) of the Code.

         E. DISREGARD OF CERTAIN PARTICIPANTS. In determining top-heavy status under this Section 7.2, the value of Aggregate Account balances and the Present Value of Accrued Benefits of those Participants who have performed no service for the Employer during the Plan Year shall be disregarded.

7.3      SPECIAL TOP HEAVY DEFINITIONS

         A. AGGREGATION GROUP. "Aggregation Group" means either a Required Aggregation Group or a Permissive Aggregation Group as hereinafter determined.

                  (1) Required Aggregation Group: In determining a Required Aggregation Group hereunder, (a) each qualified plan of the Employer in which at least one Key Employee participates or participated at any time during the Determination Period (regardless of whether the plan has terminated), and (b) each other qualified plan of the Employer which enables any plan described in
(a) to meet the requirements of Code Section 401(a)(4) or 410 shall be aggregated. Such group shall be known as a "Required Aggregation Group."

                  In the case of a Required Aggregation Group, each plan in the group will be considered a Top Heavy Plan if the Required Aggregation Group is a Top Heavy Group. No plan in the Required Aggregation Group will be considered a Top Heavy Plan if the Required Aggregation Group is not a Top Heavy Group.

                  (2) Permissive Aggregation Group: The Employer may also include any other plan not required to be included in the Required Aggregation Group, provided the resulting group, taken as a whole, would continue to satisfy the provisions of Code Section 401(a)(4) or 410. Such group shall be known as a "Permissive Aggregation Group."

                  In the case of a Permissive Aggregation Group, only a plan that is part of the Required Aggregation Group will be considered a Top Heavy Plan if the Permissive Aggregation Group is a Top Heavy Group. No plan in the Permissive Aggregation Group will be considered a Top Heavy Plan if the Permissive Aggregation Group is not a Top Heavy Group.

                  (3) Only those plans of the Employer in which the Determination Dates fall within the same calendar year shall be aggregated in order to determine whether such plans are Top Heavy Plans.

         B. DETERMINATION DATE. "Determination Date" means (1) the last day of the preceding Plan Year, or (2) in the case of the first Plan Year, the last day of such Plan Year.

         C. PRESENT VALUE OF ACCRUED BENEFIT. A Participant's "Present Value of Accrued Benefit" under a defined benefit plan shall be as determined under the provisions of such defined benefit plan.

         D. TOP HEAVY GROUP. "Top Heavy Group" means an Aggregation Group in which, as of the Determination Date, the sum of (1) the Present Value of Accrued Benefits of Key Employees under all defined benefit plans included in the group, and (2) the Aggregate Accounts of Key Employees under all defined contribution plans included in the group, exceeds sixty percent (60%) of a similar sum determined for all Participants.

         E. VALUATION DATE. For purposes of computing the Top Heavy Ratio, the "Valuation Date" shall be the last day of each Plan Year.

         F. TOP HEAVY PLAN YEAR. "Top Heavy Plan Year" means a particular Plan Year during which the Plan is a Top Heavy Plan.

7.4      POWERS AND RESPONSIBILITIES OF THE EMPLOYER

         A. APPOINTMENT AND REMOVAL. The Employer shall be empowered to appoint and remove the Trustee and the Administrator from time to time as it deems necessary for the proper administration of the Plan to assure that the Plan is being operated for the exclusive benefit of the Participants and their Beneficiaries in accordance with the terms of this Agreement, the Code, and the Act.

         B. FUNDING POLICY AND METHOD. The Employer shall establish a "funding policy and method," i.e., it shall determine whether the Plan has a short term need for liquidity (e.g., to pay benefits) or whether liquidity is a long-term goal and investment growth (and stability of same) is a more current need, or shall appoint a qualified person to do so. The Employer or its delegate shall communicate such needs and goals to the Trustee, who shall coordinate such Plan needs with its investment policy. The communication of such a "funding policy and method" shall not, however, constitute a directive to the Trustee as to investment of the Trust Funds.

         C. INVESTMENT MANAGER. The Employer may in its discretion appoint an Investment Manager to manage all or a designated portion of the assets of the Plan. In such event, the Trustee shall follow the directive of the Investment Manager in investing the assets of the Plan managed by the Investment Manager.

         D. PERFORMANCE REVIEW. The Employer shall periodically review the performance of any fiduciary or other person to whom duties have been delegated or allocated by it under the provisions of this Plan or pursuant to procedures established hereunder. This requirement may be satisfied by formal periodic review by the Employer or by a qualified person specifically designated by the Employer, through day-to-day conduct and evaluation, or through other appropriate ways.

7.5      ASSIGNMENT AND DESIGNATION OF ADMINISTRATIVE AUTHORITY

         The Employer shall appoint a Committee comprised of not more than ten
(10) people to serve as the Administrator. Any person, including, but not limited to the Employees of the Employer, shall be eligible to serve. Any person so appointed shall signify his acceptance by filing written acceptance with the Employer. An Administrator may resign by delivering his written resignation to the Employer. An Administrator may be removed by the Employer by delivery of written notice of removal, to take effect at a date specified therein, or upon delivery to the Administrator if no date is specified. No Administrator shall have the right to vote or decide upon any matter relating solely to himself or solely to any of his rights or benefits under the Plan.

         The Employer, upon the resignation or removal of an Administrator, shall promptly designate in writing a successor to this position. If the Employer does not appoint an Administrator, the Employer will function as the Administrator.

7.6      ALLOCATION AND DELEGATION OF RESPONSIBILITIES

         If more than one person is appointed as Administrator, the responsibilities of each Administrator may be specified by the Employer and accepted in writing by each Administrator. In the event that no such delegation is made by the Employer, the Administrators may allocate the responsibilities among themselves, in which event the Administrators shall notify the Employer and the Trustee in writing of such action and specify the responsibilities of each Administrator. The Trustee thereafter shall accept and rely upon any documents executed by the appropriate Administrator until such time as the Employer or the Administrators file with the Trustee a written revocation of such designation.

7.7      POWERS, DUTIES AND RESPONSIBILITIES

         A. PRIMARY RESPONSIBILITY. The primary responsibility of the Administrator is to administer the Plan for the exclusive benefit of the Participants and their Beneficiaries, subject to the specific terms of the Plan. The Administrator shall administer the Plan in accordance with its terms and shall have the power to determine all questions arising in connection with the administration, interpretation, and application of the Plan. Any such determination by the Administrator shall be conclusive and binding upon all persons. The Administrator may establish procedures, correct any defect, supply any information, or reconcile any inconsistency in such manner and to such extent as shall be deemed necessary or advisable to carry out the purpose of this Agreement; provided, however, that any procedure, discretionary act, interpretation or construction shall be done in a nondiscriminatory manner based upon uniform principles consistently applied and shall be consistent with the intent that the Plan shall continue to be deemed a qualified plan under the terms of Section 401(a) of the Code as amended from time to time, and shall comply with the terms of the Act and all regulations issued pursuant thereto. The Administrator shall have all powers necessary or appropriate to accomplish its duties under the Plan.

         B. GENERAL ADMINISTRATION. The Administrator shall be charged with the duties of general administration, including the duties to:

                  (1) Determine all questions relating to the eligibility of Employees to participate or remain Participants hereunder;

                  (2) Compute, certify and direct the Trustee with respect to an amount and the kind of benefits to which any Participant shall be entitled hereunder;

                  (3) Authorize and direct the Trustee with respect to all nondiscretionary or otherwise directed disbursements from the Trust;

                  (4) Maintain necessary records for administration of the Plan;

                  (5) Interpret the provisions of the Plan and make and publish such rules for regulation of the Plan as are consistent with the terms hereof;

                  (6) Determine the size and type of any Contract to be purchased from any insurer, and to designate the insurer from which such Contract shall be purchased;

                  (7) Compute and certify to the Employer and to the Trustee from time to time the sums of money necessary or desirable to be contributed to the Trust Fund;

                  (8) Consult with the Employer and the Trustee regarding the short and long-term liquidity needs of the Plan in order that the Trustee can exercise any investment discretion in a manner designed to accomplish specific objectives;

                  (9) Assist any Participant regarding his rights, benefits or elections available under the Plan; and

                  (10) Appoint those persons necessary to handle the ministerial and routine tasks in connection with the day-to-day operations of the Plan, and appointing one individual from the Committee to have the authority to review and approve routine administrative requests..

7.8      RECORDS AND REPORTS

         The Administrator shall keep a record of all actions taken and shall keep all other books of account, records, and other data that may be necessary for proper administration of the Plan and shall be responsible for supplying all information and reports to the Internal Revenue Service, Department of Labor, Participants, Beneficiaries and others as required by law.

7.9      APPOINTMENT OF ADVISERS

         The Administrator, or the Trustee with the consent of the Administrator, may appoint counsel, specialists, advisers, and other persons as the Administrator or the Trustee deems necessary or desirable in connection with the administration of the Plan.

7.10     INFORMATION FROM EMPLOYER

         To enable the Administrator to perform his functions, the Employer shall supply full and timely information to the Administrator on all matters relating to the Compensation of all Participants, their Hours of Service, their Years of Service, their retirement, death, disability, termination of employment, and such other pertinent facts as the Administrator may require; and the Administrator shall advise the Trustee of such of the foregoing facts as may be pertinent to the Trustee's duties under the Plan. The Administrator may rely upon such information as is supplied by the Employer and shall have no duty or responsibility to verify such information.

7.11     PAYMENT OF EXPENSES

         All expenses of administration may be paid out of the Trust Fund unless paid by the Employer. Such expenses shall include any expenses incident to the functioning of the Administrator, including, but not limited to, fees of accountants, counsel, and other specialists, and other costs of administering the Plan. Until paid, the expenses shall constitute a liability of the Trust Fund. However, the Employer may reimburse the Trust for any administration expense incurred pursuant to the above. Any administration expense paid to the Trust as a reimbursement shall not be considered an Employer contribution.

7.12     MAJORITY ACTIONS

         Except where there has been an allocation and delegation of administrative authority, if there shall be more than one (1) Administrator, they shall act by a majority of their number, but may authorize one or more of them to sign all papers on their behalf.

7.13     CLAIMS PROCEDURE

         Claims for benefits under the Plan may be filed with the Administrator. Written notice of the disposition of a claim shall be furnished to the claimant within thirty (30) days after the application is filed. In the event the claim is denied, the reasons for denial shall be specifically set forth in the notice in language calculated to be understood by the claimant, pertinent provisions of the Plan shall be cited, and, where appropriate, an explanation as to how the claimant can perfect the claim will be provided. In addition, the claimant shall be furnished with an explanation of the Plan's claims review procedure.

7.14     CLAIMS REVIEW PROCEDURE

         Any Employee, former Employee, or Beneficiary of either, who has been denied a benefit by a decision of the Administrator shall be entitled to request the Administrator to give further consideration to his claim by filing with the Administrator such a written request. Such request, together with a written statement of the reasons why the claimant believes his claim should be allowed, shall be filed with the Administrator no later than thirty (30) days after receipt of the written notification of denial. The claimant or his representative shall have an opportunity to review all documents in the possession of the Administrator which are pertinent to the claim at issue and its disallowance.

         A final decision as to the allowance of the claim shall be made by the Administrator and communicated to the claimant within thirty (30) days of receipt of the appeal (unless there has been an extension of sixty (60) days due to special circumstances, provided the delay and the special circumstances occasioning it are communicated to the claimant within the thirty (30) day period). Such communication shall be written in a manner calculated to be understood by the claimant and shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based.

                                  ARTICLE VIII
                                     TRUSTEE

8.1      RESPONSIBILITIES OF THE TRUSTEE

         A. GENERAL RESPONSIBILITIES. The Trustee shall have the following categories of responsibilities:

                  (1) Consistent with the "funding policy and method" determined by the Employer, to invest, manage and control the Plan assets subject, however, to the direction of an Investment Manager if the Employer should appoint such manager as to all or a portion of the assets of the Plan;

                  (2) At the direction of the Administrator, to pay benefits required to be paid to Participants, or, in the event of their death, to their Beneficiaries;

                  (3) To maintain records of receipts and disbursements and furnish to the Employer and/or Administrator for each Fiscal Year a written annual report.

         B. AUTHORIZATION. If there shall be more than one (1) Trustee, they shall act by a majority of their number, but may authorize one or more of them to sign papers on their behalf. No Trustee shall have the right to vote or decide upon any matter relating solely to himself or solely to any of his rights or benefits under the Plan.

8.2      INVESTMENT POWERS AND DUTIES OF THE TRUSTEE

         A. IN GENERAL. Except in the case of Directed Investment Accounts, the Trustee shall invest and reinvest the Trust Fund to keep the Trust Fund invested without distinction between principal and income and in such securities (including Qualifying Employer Securities in an unlimited amount acquired or sold in accordance with Section 408(e) of the Act), or property, real or personal, wherever situated (including Qualifying Employer Real Property in an unlimited amount acquired or sold in accordance with Section 408(e) of the Act), as the Trustee shall deem advisable, including, but not limited to, stocks, common or preferred, (including stock upon which call options traded on the Chicago Board Option Exchange or other organized exchange will be written and subsequently traded), bonds and other evidences of indebtedness or ownership, and real estate or any interest therein. The Trustee shall at all times in making investments of the Trust Fund consider, among other factors, the short and long-term financial needs of the Plan on the basis of information furnished by the Employer. In making such investments, the Trustee shall not be restricted to securities or other property of the character expressly authorized by applicable law for trust investments; however, the Trustee shall give due regard to any limitations imposed by the Code or the Act so that at all times this Plan shall be a qualified Plan and Trust.

         B. EMPLOYMENT OF AGENTS. The Trustee may employ a bank or trust company pursuant to the terms of its usual and customary bank agency agreement, under which the duties of such bank or trust company shall be of a custodial, clerical and record-keeping nature.

         C. POOLED TRUST. The Trustee may, from time to time with the consent of the Employer, transfer to a common, collective, or pooled trust fund maintained by any "party-in-interest" within the meaning of Section 3(14) of the Act, which is a bank or trust company supervised by a State or Federal Agency, all or such part of the Trust Fund as the Trustee may deem advisable, and such part or all of the Trust Fund so transferred shall be subject to all the terms and provisions of the common, collective, or pooled trust fund which contemplate the commingling for investment purposes of such trust assets with trust assets of other trusts and as such are hereby adopted and declared to be a part of this Plan. The Trustee may, from time to time with the consent of the Employer, withdraw from such common, collective or pooled trust fund all or such part of the Trust Fund as the Trustee may deem advisable. The Trustee may also engage in any transaction with a pooled investment fund of an insurance company qualified to do business in a State if (1) the transaction is a sale or purchase of an interest in such fund and (2) the bank, trust company or insurance company receives not more than reasonable compensation.

8.3      OTHER POWERS OF THE TRUSTEE

         A. IN GENERAL. The Trustee, in addition to all powers and authorities under common law, statutory authority, and other provisions of this Agreement, shall have the following powers, to be exercised in the Trustee's sole discretion:

                  (1) To purchase, or subscribe for, any securities or other property and to retain the same;

                  (2) To sell, exchange, convey, transfer, grant options to purchase, or otherwise dispose of any securities or other property held by the Trustee, by private contract or at public auction. No person dealing with the Trustee shall be bound to see to the application of the purchase money or to inquire into the validity, expediency or propriety of any such sale or other disposition, with or without advertisement;

                  (3) To vote upon any stocks, bonds, or other securities; to give general or special proxies or powers of attorney with or without power of substitution; to exercise any conversion privileges, subscription rights or other options, and to make any payments incidental thereto; to oppose, or to consent to, or otherwise participate in, corporate reorganizations or other changes affecting corporate securities, and to delegate discretionary powers, and to pay any assessments or charges in connection therewith; and generally to exercise any of the powers of an owner with respect to stocks, bonds, securities or other property;

                  (4) To cause any securities or other property to be registered in the Trustee's own name or in the name of one or more of the Trustee's nominees, and to hold any investments in bearer form, but the books and records of the Trustee shall at all times show that all such investments are part of the Trust Fund;

                  (5) To borrow or raise money for the purposes of the Plan in such amount, and upon such terms and conditions, as the Trustee shall deem advisable; and for any sum so borrowed, to issue a promissory note as Trustee, and to secure the repayment thereof by pledging all, or any part, of the Trust Fund; and no person lending money to the Trustee shall be bound to see to the application of the money lent or to inquire into the validity, expediency or propriety of any borrowing;

                  (6) To keep such portion of the Trust Fund in cash as the Trustee may deem to be in the best interests of the Plan, without liability for interest thereon;

                  (7) To accept and retain for such time as the Trustee may deem advisable any securities or other property received or acquired hereunder, whether or not such securities or other property would normally be purchased as investments hereunder;

                  (8) To make, execute, acknowledge, and deliver any documents of transfer and conveyance and any other instruments that may be necessary or appropriate to carry out the powers herein granted;

                  (9) To settle, compromise, or submit to arbitration any claims, debts or damages due or owing to or from the Plan, to commence or defend suits or legal or administrative proceedings, and to represent the Plan in all suits and legal and administrative proceedings;

                  (10) To employ agents and counsel and to pay their reasonable expenses and compensation, and such agent or counsel may or may not be agent or counsel for the Employer;

                  (11) To apply for and procure from responsible insurance companies, selected by the Administrator, as an investment of the Trust Fund such Contracts (on the life of any Participant) as the Administrator shall deem proper; to exercise, at any time or from time to time, whatever rights and privileges may be granted under such Contracts; to collect, receive and settle for the proceeds of all such Contracts as and when entitled to do so under the provisions thereof;

                  (12) To invest funds in time deposits or savings accounts bearing a reasonable rate of interest in the Trustee's bank;

                  (13) To invest in Treasury Bills and other forms of United States government obligations;

                  (14) Except as expressly authorized herein, the Trustee is prohibited from selling or purchasing stock options. The Trustee is expressly authorized to write and sell call options under which the holder of the option has the right to purchase shares of stock held by the Trustee as a part of the assets of this Trust, if such options are traded on and sold through a national securities exchange registered under the Securities Exchange Act of 1934, as amended, which exchange has been authorized to provide a market for option contracts pursuant to Rule 9B-1 promulgated under such Act, and so long as the Trustee at all times up to and including the time of exercise or expiration of any such option holds sufficient stock in the assets of this Trust to meet the obligations under such option if exercised. In addition, the Trustee is expressly authorized to purchase and acquire call options for the purchase of shares of stock covered by such options if the options are traded on and purchased through a national securities exchange as described in the immediately preceding sentence, and so long as any such option is purchased solely in a closing purchase transaction, meaning the purchase of an exchange traded call option the effect of which is to reduce or eliminate the obligations of the Trustee with respect to a stock option contract or contracts which it has previously written and sold in a transaction authorized under the immediately preceding sentence;

                  (15) To deposit monies in savings accounts or certificates of deposit in banks or savings and loan associations;

                  (16) To pool all or any of the Trust Fund, from time to time, with assets belonging to any other qualified employee pension benefit trust created by the Employer or an Affiliated Employer, and to commingle such assets and make joint or common investments and carry joint accounts on behalf of this Plan and such other trust or trusts, allocating undivided shares or interests in such investments or accounts or any pooled assets of the two or more trusts in accordance with their respective interests; and

                  (17) To do all such acts and exercise all such rights and privileges, although not specifically mentioned herein, as the Trustee may deem necessary to carry out the purposes of the Plan.

         B. DIRECTED INVESTMENT ACCOUNTS. Subject to any restrictions imposed by the Employer, each Participant is authorized and empowered, in his sole and absolute discretion, to give directions to the Trustee in such form as the Trustee may require concerning the investment of the Participant's Account, which directions must be followed by the Trustee. Neither the Trustee nor any other persons including the Administrator or otherwise shall be under any duty to question any such direction of the Participant or to review any securities or other property, real or personal, or to make any suggestions to the Participant in connection therewith, and the Trustee shall comply as promptly as practicable with directions given by the Participant hereunder. Any such direction may be of a continuing nature or otherwise and may be revoked by the Participant at any time in such form as the Employer may require. The Trustee shall not be responsible or liable for any loss or expense which may arise or result from compliance with any directions from the Participant. The Trustee may refuse to comply with any direction from the Participant in the event the Trustee, in its sole and absolute discretion, deems such direction improper by virtue of applicable law or the terms of the Plan. Any costs and expenses related to compliance with the Participant's directions shall be borne by the Participant's Account.

         The Trustee shall not invest any portion of an Account in "collectibles" as that term is defined in Code Section 408.

8.4      LOANS TO PARTICIPANTS

         A. GUIDELINES. The Trustee may, upon written request of and pursuant to the Participant loan program established by the Administrator, make loans to Participants under the following circumstances:

                  (1) Loans shall be made available to all Participants and Beneficiaries on a reasonably equivalent basis;

                  (2) Loans shall not be made available to Highly Compensated Employees (as defined in Section 414(q) of the Code) in an amount greater than the amount made available to other employees;

                  (3) Loans must be adequately secured and bear a reasonable interest rate (comparable to rates charged by commercial lending institutions for loans of similar terms);

                  (4) No Participant loan shall exceed the present value of the Participant's Vested Account;

                  (5) The minimum loan amount is Four Hundred Dollars ($400);

                  (6) In the event of default, foreclosure on the note and attachment of security will occur in accordance with subsection E;

         B. OUTSTANDING BALANCE. No loan to any Participant or Beneficiary shall be made to the extent that such loan when added to the outstanding balance of all other loans to the Participant or Beneficiary would exceed the lesser of:
(1) Fifty Thousand Dollars ($50,000) reduced by the excess (if any) of the highest outstanding balance of loans during the one year period ending on the day before the loan is made, over the outstanding balance of loans from the Plan on the date the loan is made, or (2) one-half (1/2) the value of the Participant's Vested Account. For the purpose of this limitation, all loans from all plans of the Employer are aggregated.

         C. TERMS OF REPAYMENT. Each loan shall by its terms require amortization of principal and interest in level payments, not less frequently than quarterly, over a period not extending beyond five (5) years from the date of the loan. However, if such loan is used to acquire a dwelling unit which within a reasonable time (determined at the time the loan is made) will be used as the principal residence of the Participant, the maximum repayment period shall be ten (10) years from the date of the loan.

         D. SECURITY. Upon the granting of a loan to a Participant, the Trustee shall obtain from the Participant a promissory note in the amount of the loan. The promissory note shall be secured by up to fifty percent (50%) of the Vested amount in the Participant's Account, as evidenced by a written security agreement of even date with the promissory note. In the event the Participant defaults in repayment of the loan, the Trustee may foreclose on the loan after a distributable event occurs in the Plan, by distributing from the Participant's Account the amount sufficient to repay the loan, and simultaneously retaining such amount under the terms of the security agreement, in full payment of the outstanding loan.

         E. DEFAULT. In the event a Participant defaults on the repayment of a loan (under uniform and nondiscriminatory written standards adopted by the Administrator as to what constitutes default), the Trustee may treat the loan as a distribution and pay the principal and interest owing under the loan from the Account in the following order of priority:

                  (1) After-Tax Savings contributions which were made by the Participant prior to January 1, 1987, if any, and which are credited to his After-Tax Savings Account, without adjustment for income, gains or losses therefrom;

                  (2) After-Tax Savings contributions which were made after December 31, 1986, credited to the Participant's After-Tax Savings Account, as adjusted for income, gains, or losses thereon;

                  (3) Income and gain, if any, on the Participant's After-Tax Savings contributions made by the Participant prior to January 1, 1987;

                  (4) Amounts credited to the Participant's rollover account;

                  (5) The Vested portion of the Participant's Employer Discretionary and Matching Contribution Account; and

                  (6) If the Participant has had a hardship or attained age 59 1/2, the Participant's Elective Contribution Account.

         Notwithstanding the foregoing, the Administrator shall defer making any distribution from the Participant's Elective Contribution Account to repay any unpaid loan balance until such time as the Participant has become a Terminated Participant, qualifies for a hardship withdrawal or attains the age of 59 1/2, or until an event described in Section 401(k)(10) of the Code has occurred. In the event that a Participant is not a Terminated Participant, does not qualify for a hardship withdrawal or has not attained age 59 1/2 or if an event described in Section 401(k)(10) of the Code has not occurred, the Administrator shall not pay the principal or interest of a loan out of his Elective Contribution Account and shall take such other collection action as it deems fit, in accordance with written standards adopted by the Administrator.

         F. PARTICIPANT LOAN PROGRAM. The Participant loan program established by the Administrator shall be incorporated herein by this reference and shall comply in all material respects with Department of Labor Proposed Regulation
(S)2550.408b-1(d), as amended.

8.5      DUTIES OF THE TRUSTEE REGARDING PAYMENTS

         At the direction of the Administrator, the Trustee shall, from time to time, in accordance with the terms of the Plan, make payments out of the Trust Fund. The Trustee shall not be responsible in any way for the application of such payments.

8.6      TRUSTEE COMPENSATION AND EXPENSES AND TAXES

         The Trustee shall be paid such reasonable compensation as shall, from time to time, be agreed upon in writing by the Employer and the Trustee. An individual serving as Trustee who already receives full time pay from the Employer shall not receive compensation from the Plan. In addition, the Trustee shall be reimbursed for any reasonable expenses, including reasonable counsel fees incurred by it as Trustee. Such compensation and expenses shall be paid from the Trust Fund unless paid or advanced by the Employer. All taxes of any kind and all kinds whatsoever that may be levied or assessed under existing or future laws upon, or in respect of, the Trust Fund or the income thereof, shall be paid from the Trust Fund.

8.7      ANNUAL REPORT OF THE TRUSTEE

         A. GENERAL REQUIREMENTS. Within sixty (60) days after the later of the Anniversary Date or receipt of the Employer's contribution for each Fiscal Year, the Trustee shall furnish to the Employer and Administrator a written statement of account with respect to the Fiscal Year for which such contribution was made setting forth:

                  (1) The net income, or loss, of the Trust Fund;

                  (2) The gains, or losses, realized by the Trust Fund upon sales or other disposition of the assets;

                  (3) The increase, or decrease, in the value of the Trust Fund;

                  (4) All payments and distributions made from the Trust Fund; and

                  (5) Such further information as the Trustee and/or Administrator deem appropriate.

         B. EMPLOYER ACKNOWLEDGMENT. The Employer, promptly upon its receipt of each such statement of account, shall acknowledge receipt thereof in writing and advise the Trustee and/or Administrator of its approval or disapproval thereof. Failure by the Employer to disapprove any such statement of account within thirty (30) days after its receipt thereof shall be deemed an approval thereof. The approval by the Employer of any statement of account shall be binding as to all matters embraced therein as between the Employer and the Trustee to the same extent as if the account of the Trustee had been settled by judgment or decree in an action for a judicial settlement of its account in a court of competent jurisdiction in which the Trustee, the Employer and all persons having or claiming an interest in the Plan were parties; provided, however, that nothing herein contained shall deprive the Trustee of its right to have its accounts judicially settled if the Trustee so desires.

8.8      AUDIT

         A. USE OF ACCOUNTANT. If an audit of the Plan's records shall be required by the Act for any Plan Year, the Administrator shall direct the Trustee to engage on behalf of all Participants an independent qualified public accountant for that purpose. Such accountant shall, after an audit of the books and records of the Plan in accordance with generally accepted auditing standards, within a reasonable period after the close of the Plan Year, furnish to the Administrator and the Trustee a report of his audit setting forth his opinion as to whether each of the following statements, schedules or lists, or any others that are required by the Act or the Secretary of Labor to be filed with the Plan's annual report, are presented fairly in conformity with generally accepted accounting principles applied consistently:

                  (1) Statement of the assets and liabilities of the Plan;

                  (2) Statement of changes in net assets available to the Plan;

                  (3) Statement of receipts and disbursements, a schedule of all assets held for investment purposes, a schedule of all loans or fixed income obligations in default at the close of the Plan Year;

                  (4) A list of all leases in default or uncollectible during the Plan Year;

                  (5) The most recent annual statement of assets and liabilities of any bank common or collective trust fund in which Plan assets are invested or such information regarding separate accounts or trusts with a bank or insurance company as the Trustee and Administrator deem necessary; and

                  (6) A schedule of each transaction or series of transactions involving an amount in excess of five percent (5%) of Plan assets.

                  All auditing and accounting fees shall be an expense of and may, at the election of the Administrator, be paid from the Trust Fund.

         B. ACTIONS REQUIRED BY BANK/INSURANCE COMPANY. If some or all of the information necessary to enable the Administrator to comply with the Act is maintained by a bank, insurance company, or similar institution, regulated and supervised and subject to periodic examination by a state or federal agency, it shall transmit and certify the accuracy of that information to the Administrator as provided in Section 103(b) of the Act within one hundred twenty (120) days after the end of the Plan Year or such other date as may be prescribed under regulations of the Secretary of Labor.

8.9      RESIGNATION, REMOVAL AND SUCCESSION OF TRUSTEE

         A. WRITTEN NOTICE. The Trustee may resign at any time by delivering to the Employer and each of the remaining Trustees, at least thirty (30) days before its effective date, a written notice of his resignation.

         B. REMOVAL. The Employer may remove the Trustee by mailing by registered or certified mail, addressed to such Trustee at his last known address, at least ten (10) days before its effective date, a written notice of his removal.

         C. APPOINTMENT OF SUCCESSOR. Upon the death, resignation, incapacity, or removal of any Trustee, a successor may be appointed by the Employer; and such successor, upon accepting such appointment in writing and delivering same to the Employer, shall, without further act, have all the rights, powers, discretion, and duties of his predecessor with like respect as if he were originally named as a Trustee herein. Until such a successor is appointed, the remaining Trustee or Trustees shall have full authority to act under this Agreement. If, for any reason, there are no Trustees appointed, then the Employer may elect to be Trustee until a successor Trustee is appointed.

         D. AUTOMATIC SUCCESSOR. The Employer may designate one or more successors prior to the death, resignation, incapacity, or removal of a Trustee. In the event a successor is so designated by the Employer and accepts such designation, the successor shall, without further act, have all the rights, powers, discretion, and duties of his predecessor with like effect as if he were originally named as Trustee immediately upon the death, resignation, incapacity, or removal of his predecessor.

         E. STATEMENT OF ACCOUNT. Whenever any Trustee ceases to serve as such, he shall furnish to the Employer and Administrator a written statement of account with respect to the portion of the Fiscal Year during which he served as Trustee. This statement shall be either (1) included as part of the annual statement of account for the Fiscal Year required under Section 8.7, or (2) set forth in a special statement. Any such special statement of account shall be rendered to the

Employer no later than ninety (90) days after the removal or resignation of any Trustee. The procedures set forth in Section 8.7 for the approval by the Employer of annual statements of account shall apply to any special statement of account rendered hereunder and approval by the Employer of any such special statement in the manner provided in Section 8.7 shall have the same effect upon the statement as the Employer's approval of an annual statement of account. No successor Trustee shall have any duty or responsibility to investigate the acts or transactions of any predecessor who has rendered all statements of account required by Section 8.7 and this subsection.

8.10     SEPARATE TRUST AGREEMENT.

         The Employer has entered into a Trust Agreement with a service provider effective March 27, 1998, in order to fund the benefits to be provided by this Plan. The Trust Agreement shall be deemed a part of this Plan, and shall provide for the duties, obligations and powers of the Trustee. The separate Trust Agreement shall remain in effect until it is superceded or otherwise terminated, and such action shall not require a separate Plan amendment. In the event that the Employer appoints a Trustee which does not require a separate trust agreement, the provisions of Article VIII shall govern automatically without the necessity of any Plan amendment. To the extent a separate trust agreement exists, the Trustee shall hold, subject to the terms of the trust agreement and upon the uses and trusts and for the purposes herein set forth, the funds and assets received by it.

                                   ARTICLE IX
                       AMENDMENT, TERMINATION, AND MERGER

9.1      AMENDMENT

         The Employer shall have the right, at any time and from time to time, to amend, in whole or in part, any or all of the provisions of this Agreement. However, no such amendment shall authorize or permit any part of the Trust Fund (other than such part as is required to pay taxes and administration expenses) to be used for or diverted to purposes other than for the exclusive benefit of the Participants or their Beneficiaries or estates; no such amendment shall cause any reduction in the amount credited to the account of any Participant theretofore, or cause or permit any portion of the Trust Fund to revert to or become the property of the Employer; and no such amendment which affects the rights, duties or responsibilities of the Trustee and Administrator may be made without the Trustee's and Administrator's written consent. Any such amendment shall become effective upon delivery of a duly executed instrument to the Trustee, provided that the Trustee shall in writing consent to the terms of such amendment if the Trust provisions contained therein are a part of this Agreement.

         A plan amendment which has the effect of (1) eliminating or reducing an early retirement benefit or a retirement-type subsidy, or (2) eliminating an optional form of benefit, with respect to benefits attributable to service before the amendment shall be treated as reducing accrued benefits. In the case of a retirement-type subsidy, the preceding sentence shall apply only with respect to a Participant who satisfies (either before or after the amendment) the preamendment conditions for the subsidy. In general, a retirement-type subsidy is a subsidy that continues after retirement, but does not include a qualified disability benefit, a medical benefit, a social security supplement, a death benefit (including life insurance), or a plant shutdown benefit (that does not continue after retirement age). Furthermore, no amendment to the plan shall have the effect of decreasing a Participant's Vested interest determined without regard to such amendment as of the later of the date such amendment is adopted, or becomes effective.

9.2      TERMINATION

         A. FULL TERMINATION. The Employer shall have the right at any time to terminate the Plan by delivering to the Trustee and Administrator written notice of such termination. A complete discontinuance of the Employer's contributions to the Plan shall be deemed to constitute a termination. In the event of termination of the Plan, or complete discontinuance of contributions under the Plan, the Account balance of each affected Participant shall be nonforfeitable, and all unallocated amounts shall be allocated to the accounts of all Participants in accordance with the provisions hereof. Upon termination of the Plan, the Employer, by written notice to the Trustee and Administrator, may direct either:

                  (1) Complete distribution of the assets in the Trust Fund to the Participants, in cash or in kind, in one "lump-sum payment" (as such term is defined in the Code) as soon as the Trustee deems it to be in the best interests of the Participants, but in no event later than two years after such termination; or

                  (2) Continuation of the Trust created by this Agreement and distribution of benefits at such time and in such manner as though the Plan had not been terminated.

         B. PARTIAL TERMINATION. In the event of a partial termination of the Plan, the Account Balance of each affected Participant shall become nonforfeitable.

9.3      MERGER OR CONSOLIDATION

         This Plan and Trust may be merged or consolidated with, or its assets and/or liabilities may be transferred to, any other Plan and Trust only if the benefits which would be received by a Participant of this Plan, in the event of a termination of the Plan immediately after such transfer, merger or consolidation, are at least equal to the benefits the Participant would have received if the Plan had terminated immediately before the transfer, merger or consolidation.

                                    ARTICLE X
                                  MISCELLANEOUS

10.1     PARTICIPANT'S RIGHTS

         This Plan shall not be deemed to constitute a contract between the Employer and any Participant or to be a consideration or an inducement for the employment of any Participant or

Employee. Nothing contained in this Plan shall be deemed to give any Participant or Employee the right to be retained in the service of the Employer or to interfere with the right of the Employer to discharge any Participant or Employee at any time regardless of the effect which such discharge shall have upon him as a Participant of this Plan.

10.2     ALIENATION

         Subject to Code Section 401(a)(13)(C), no benefit which shall be payable out of the Trust Fund to any person (including a Participant or his Beneficiary) shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, judgment or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, offset or charge the same shall be void; and no such benefit shall in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements, or torts of any such person, nor shall it be subject to attachment or legal process for or against such person, and the same shall not be recognized by the Trustee, except to such extent as may be required by law. Except, however, this provision shall not apply to the extent a Participant or Beneficiary is indebted to the Plan, for any reason, under any provision of this Agreement. At the time a distribution is to be made to or for a Participant's or Beneficiary's benefit, such proportion of the amount distributed as shall equal such indebtedness shall be paid by the Trustee to the Trustee or the Administrator, at the direction of the Administrator, to apply against or discharge such indebtedness. Prior to making a payment, however, the Participant or Beneficiary must be given written notice by the Administrator that such indebtedness is to be deducted in whole or part from his Participant's Account. If the Participant or Beneficiary does not agree that the indebtedness is a valid claim against his Vested Participant's Account, he shall be entitled to a review of the validity of the claim in accordance with the procedures in Article VI.

         If a Participant's benefits are garnished or attached by order of any court, the Administrator may bring an action for a declaratory judgment in a court of competent jurisdiction to determine the proper recipient of the benefits to be paid by the Plan. During the pendency of such action, benefits that become payable shall be paid into the court as they become payable, to be distributed by the court to the recipient it deems proper at the close of such action.

         The general prohibition against assignment or alienation shall not apply to the creation, assignment or recognition of a right to any benefit payable with respect to a Participant pursuant to a qualified domestic relations order, as defined in Section 414(p) of the Code. "Domestic relations order" means a judgment, decree, or order (1) relating to provision of child support, alimony or marital property rights, and (2) made pursuant to a state domestic relations law. Such an order is "qualified" if it recognizes an alternate payee's right to all or part of the benefits payable to a Participant from his Account.

10.3     CONSTRUCTION OF AGREEMENT

         This Plan and Trust shall be construed and enforced according to the Act and the laws of the State of Maryland, other than its laws respecting choice of law, to the extent not preempted by the Act.

10.4     GENDER AND NUMBER

         Wherever any words are used herein in the masculine, feminine or neuter gender, they shall be construed as though they were also used in another gender in all cases where they would so apply, and whenever any words are used herein in the singular or plural form, they shall be construed as though they were also used in the other form in all cases where they would so apply.

10.5     LEGAL ACTION

         In the event any claim, suit or proceeding is brought regarding the Trust and/or Plan to which the Trustee or the Administrator may be a party, and such claim, suit, or proceeding is resolved in favor of the Trustee or Administrator, they shall be entitled to be reimbursed from the Trust Fund for any and all costs, reasonable attorney's fees, and other expenses pertaining thereto incurred by them for which they shall have become liable.

10.6     PROHIBITION AGAINST DIVERSION OF FUNDS

         A. EXCLUSIVE BENEFIT. It shall be impossible by operation of the Plan or of the Trust, by termination of either, by power of revocation or amendment, by the happening of any contingency, by collateral arrangement or by any other means, for any part of the corpus or income of any trust fund maintained pursuant to the Plan or any funds contributed thereto to be used for, or diverted to purposes other than the exclusive benefit of Participants, Former Participants, or their Beneficiaries.

         B. RETURN OF EXCESSIVE CONTRIBUTIONS. In the event the Employer shall make an excessive contribution under a mistake of fact pursuant to Section 403(c)(2)(A) of the Act, the Employer may demand repayment of such excessive contribution at any time within one (1) year following the time of payment and the Trustee shall return such amount to the Employer within the one (1) year period. Earnings of the Plan attributable to the Excess 401(k) Contributions may not be returned to the Employer, but any losses attributable thereto must reduce the amount so returned.

10.7     BONDING

         Every fiduciary, except a bank or an insurance company, unless exempted by the Act, shall be bonded in an amount not less than ten percent (10%) of the amount of funds such Fiduciary handles; provided, however, that the minimum bond shall be One Thousand Dollars ($1,000) and the maximum bond, Five Hundred Thousand Dollars ($500,000). The amount of funds handled shall be determined at the beginning of each Plan Year by the amount of funds handled by such person, group, or class to be covered and their predecessors, if any, during the preceding Plan Year, or if there is no preceding Plan Year, then by the amount of the funds to be handled during the then current year. The bond shall provide protection to the Plan against any loss by reason of acts of fraud or dishonesty by the fiduciary alone or in connivance with others. The surety shall be a corporate surety company (as such term is used in Section 412(a)(2) of the Act), and the bond shall be in a form approved by the

Secretary of Labor. The cost of such bond shall be an expense of and may, at the election of the Administrator, be paid from the Trust Fund or by the Employer.

10.8     EMPLOYER'S AND TRUSTEE'S PROTECTIVE CLAUSE

         Neither the Employer nor the Trustee, nor their successors, shall be responsible for the validity of any Contract issued hereunder or for the failure on the part of the insurer to make payments provided by any such Contract, or for the action of any person which may delay payment or render a Contract null and void or unenforceable in whole or in part.

10.9     RECEIPT AND RELEASE FOR PAYMENTS

         Any payment to any Participant, his legal representative, Beneficiary, or to any guardian or committee appointed for such Participant or Beneficiary in accordance with the provisions of this Agreement, shall, to the extent thereof, be in full satisfaction of all claims hereunder against the Trustee and the Employer, either of whom may require such Participant, legal representative, Beneficiary, guardian or committee, as a condition precedent to such payment, to execute a receipt and release thereof in such form as shall be determined by the Trustee or Employer.

10.10    ACTION BY THE EMPLOYER

         Whenever the Employer under the terms of this Agreement is permitted or required to do or perform any act or matter or thing, it shall be done and performed by a person duly authorized by its legally constituted authority.

10.11    NAMED FIDUCIARIES AND ALLOCATION OF RESPONSIBILITY

         The "named fiduciaries" of this Plan are (1) the Employer, (2) the Administrator, (3) the Trustee and (4) any Investment Manager appointed hereunder. The named fiduciaries shall have only those specific powers, duties, responsibilities, and obligations as are specifically given them under this Agreement or in the separate Trust Agreement. Each named fiduciary warrants that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of this Agreement, authorizing or providing for such direction, information or action. Furthermore, each named fiduciary may rely upon any such direction, information or action of another named fiduciary as being proper, and is not required to inquire into the propriety of any such direction, information or action. Each named fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under this Agreement. No named fiduciary shall guarantee the Trust Fund in any manner against investment loss or depreciation in asset value. Any person or group may serve in more than one fiduciary capacity.

10.12    HEADINGS

         The headings and subheadings of this Agreement have been inserted for convenience of reference and are to be ignored in any construction of the provisions hereof.

10.13    APPROVAL BY INTERNAL REVENUE SERVICE

         A. QUALIFICATION. Notwithstanding anything herein to the contrary, if, pursuant to an application filed by or in behalf of the Plan, the Internal Revenue Service should determine that the Plan does not initially qualify as a tax-exempt plan and trust under Sections 401 and 501 of the Code, and such determination is not contested, or if contested, is finally upheld then the Plan shall be void ab initio and all amounts contributed to the Plan by the Employer, less expenses paid, shall be returned to the Employer within one (1) year after the date the initial application is denied, but only if the application for qualification is made by the time prescribed by law for filing the Employer's return for the Taxable Year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe. The Plan shall then terminate and the Trustee shall be discharged from all further obligations.

         B. CONTRIBUTIONS DEPENDENT UPON DEDUCTIBILITY. Notwithstanding any provisions to the contrary, except Sections 3.5 and 3.6, any contribution by the Employer to the Trust Fund is conditioned upon the deductibility of the contribution by the Employer under the Code and, to the extent any such deduction is disallowed, the Employer may within one (1) year following a final determination of the disallowance, whether by agreement with the Internal Revenue Service or by final decision of a court of competent jurisdiction, demand repayment of such disallowed contribution and the Trustee shall return such contribution within one (1) year following the disallowance. Earnings of the Plan attributable to the excess contribution may not be returned to the Employer, but any losses attributable thereto must reduce the amount so returned.

10.14    UNIFORMITY

         All provisions of this Plan shall be interpreted and applied in a uniform, nondiscriminatory manner.

         IN WITNESS WHEREOF, this Agreement has been executed the day and year first above written.


ATTEST:                                        SODEXHO MARRIOTT SERVICES, INC.


                                           BY:
-------------------------------------         --------------------------------
                                                     Randall C. Harris
                                                     Senior Vice President,
                                                       Human Resources

                                FIRST AMENDMENT
                                     TO THE
                        SODEXHO MARRIOTT SERVICES, INC.
              401(k) EMPLOYEES' RETIREMENT SAVINGS PLAN AND TRUST
_________________________________________________________________________

         Pursuant to the rights reserved in Section 9.1 of the Sodexho Marriott Services, Inc. 401(k) Employees' Retirement Savings Plan and Trust (the "Plan"), the Plan is hereby amended, effective as of March 27, 1998 as follows:

1.       Section 1.30 is deleted and replaced with the following:

         1.30 "Fiscal Year" means the Employer's accounting year commencing on the Saturday following the Friday which is closest to August 31st. The Employer's fiscal year is an annual period which varies from fifty-two
         (52) to fifty-three (53) weeks. The Employer's initial Fiscal Year commenced March 27, 1998.

2.       Section 2.6 is deleted and replaced with the following:

         Any Former Participant may be readmitted to the Plan as a Participant as of the pay period immediately following receipt by the Administrator of a written application (or some other form of application) in accordance with Section 2.2; provided however that if a Former Participant who has not yet attained the age of fifty- nine and one half (591/2) withdraws any portion of his Basic After- Tax Savings pursuant to Section 5.10, subsection B, he shall not be eligible for readmission to the Plan until six months have elapsed from the date of the withdrawal.

3.       Section 3.6B(1) is clarified by the addition of the following sentence:

         In the event any Employer contribution under Section 3.1 is allocated proportionately based on a Participant's Compensation, any amounts paid to a Participant before he became eligible to participate in the Plan shall be excluded from the computation.

4. Section 3.11D is revised by deleting the reference to the "Marriott Stock Fund" and replacing it with the "Marriott International Common Stock Fund".

5. Section 5.5F is revised by replacing the current references to "Marriott Stock Fund" and "Sodexho Marriott Fund" with "Marriott International Common Stock Fund" and "Sodexho Marriott Services Company Stock Fund," respectively.

6.       Section 5.10B is deleted and replaced with the following:

         B. WITHDRAWAL OF BASIC AFTER-TAX SAVINGS. A Participant or Former Participant may withdraw his Basic After-Tax Savings at any time. Any Participant or Former Participant who has not attained the age of fifty-nine and one-half (591/2) at the time of the withdrawal of the Basic After-Tax Savings shall become ineligible to participate in the Plan for a period of six months from the date of the withdrawal. Any Participant or Former Participant who has attained the age of fifty-nine and one-half (591/2) at the time of the withdrawal of the Basic After-Tax Savings shall continue to be eligible to participate in accordance with the terms of the Plan. Such withdrawal shall be made in a single lump sum payment and shall be based on the Account balance as of the Valuation Date coinciding with the date shares or units are redeemed by the Participant.



         IN WITNESS WHEREOF, the parties hereto have executed these presents
         this     day of          , 1998.


ATTEST:                                 SODEXHO MARRIOTT SERVICES, INC.

                                        By:
                                             Randall C. Harris
                                             Senior Vice President,
                                             Human Resources


                                      -2-